UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under §240.14a-12

CLEARWAY ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2021

Annual Meeting of Stockholders & Proxy Statement

Clearway Energy

DEFINITIVE PROXY STATEMENT
March 17, 2021
Dear Stockholder:
We are pleased to invite you to attend Clearway Energy, Inc.’s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on Thursday, April 29, 2021. Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting of Stockholders will be held in a virtual meeting format only, via live webcast on the Internet. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of Clearway Energy, Inc., I thank you for your ongoing interest and investment in Clearway Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll free).
Sincerely,
Jonathan Bram
Chairman of the Board
THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 17, 2021.

Clearway Energy, Inc.
300 Carnegie Center, Suite 300, Princeton, New Jersey 08540
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When:   Thursday, April 29, 2021, 9:00 a.m., Eastern Time
Where:   Virtual via live webcast on the Internet at www.virtualshareholdermeeting.com/CWEN2021. No physical meeting will be held.
We are pleased to invite you to join our Board of Directors and senior leadership at the Clearway Energy, Inc. 2021 Annual Meeting of Stockholders.
ITEMS OF BUSINESS:
1.
To elect nine directors.

2.
To approve, on a non-binding advisory basis, Clearway Energy, Inc.’s executive compensation.

3.
To approve the amendment and restatement of the Amended and Restated 2013 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan and to make certain additional changes.

4.
To ratify the appointment of Ernst & Young LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2021 fiscal year.

5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:
You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on March 4, 2021.
By Order of the Board of Directors
KEVIN P. MALCARNEY
Senior Vice President, General Counsel and
Corporate Secretary
Voting Information
HOW TO VOTE:
Even if you plan to attend the Annual Meeting virtually, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.
Via the Internet:
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 28, 2021.
By phone:
If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 28, 2021, by calling 1-800-690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 29, 2021, the Annual Meeting date.
At the virtual meeting:
Stockholders of record at the close of business on March 4, 2021, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2021 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting. Please see the Questions and Answers section beginning on page 80 for important information about participating in the virtual Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or
proxy@mackenziepartners.com.

2021 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Page
PROXY STATEMENT HIGHLIGHTS	2
GOVERNANCE OF THE COMPANY	5
PROPOSALS TO BE VOTED ON	16
PROPOSAL NO. 1 ELECTION OF DIRECTORS	16
PROPOSAL NO. 2 APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION	24
PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN AND TO MAKE CERTAIN ADDITIONAL CHANGES	25
PROPOSAL NO. 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS	38
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	44
EXECUTIVE COMPENSATION	55
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	76
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	76
AUDIT COMMITTEE REPORT	77
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	78
QUESTIONS AND ANSWERS	80
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS	85
APPENDIX	A-1

PROXY STATEMENT HIGHLIGHTS
This summary highlights information contained elsewhere in this proxy statement (the “Proxy Statement”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding Clearway Energy, Inc.’s 2020 performance, please review Clearway Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”).
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”):
Board Recommendation
Proposal 1. Election of Directors (page 16)
The Board of Directors (the “Board”) and the Corporate Governance, Conflicts and Nominating Committee believe that the nine director nominees possess the necessary qualifications, attributes, skills and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.	FOR each director nominee
Proposal 2. Approval, on a non-binding advisory basis, of Clearway Energy, Inc.’s executive compensation (the “Say on Pay Proposal”) (page 24)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers (the “NEOs”) as described in the Compensation Discussion and Analysis (the “CD&A”) beginning on page 55 and the compensation tables and respective narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.	FOR
Proposal 3. Approval of the amendment and restatement of the Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan and to make certain additional changes (the “Equity Incentive Plan Amendment Proposal”) (page 25)
The Company seeks the approval of an amendment and restatement of the Amended and Restated 2013 Equity Incentive Plan (“Equity Incentive Plan”) (i) to increase the number of shares of common stock available for issuance under the plan by 2,500,000 shares in order to have shares available to award as compensation consistent with its overall compensation program and (ii) to make certain additional changes to the plan.	FOR
Proposal 4. Ratification of the appointment of Ernst & Young LLP as Clearway Energy, Inc.’s independent registered public accounting firm for the 2021 fiscal year (the “Ratification of Ernst & Young LLP’s Appointment Proposal”) (page 35)
The Audit Committee and the Board believe that the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP.	FOR

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining high standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability and help build public trust in the Company. The “Governance of the Company” section beginning on page 5 describes our corporate governance framework, which includes the following highlights:

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Separate Chairman and Chief Executive Officer

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9 director nominees

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4 independent director nominees

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Risk oversight by full Board and committees

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Annual self-evaluation of full Board and each committee

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Lead Independent Director

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Independent audit and governance committees

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Regular executive sessions of independent directors

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Anti-hedging and anti-pledging policies

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Director orientation and continuing education program

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Engagement on and oversight of environmental, social and governance (“ESG”) matters

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Board Diversity Policy

DIRECTOR NOMINEES
Name, Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships(1)
					A	C	GCN
Jonathan Bram	55	2018	NO	0		✓
Chairman of the Board of the Company, Founding Partner of Global Infrastructure Partners
Nathaniel Anschuetz	33	2018	NO	0
Principal at Global Infrastructure Partners
Brian R. Ford(2)	72	2013	YES	1	★	✓	✓
Former Chief Executive Officer of Washington Philadelphia Partners, LP
Bruce MacLennan	54	2018	NO	0
Partner of Global Infrastructure Partners
Ferrell P. McClean	74	2013	YES	0	✓	★	★
Former Managing Director at J.P. Morgan Chase & Co.
Daniel B. More	64	2019	YES	1	✓	✓	✓
Senior Advisor at Guggenheim Securities
E. Stanley O’Neal	69	2018	YES	2	✓	✓
Former Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co.
Christopher S. Sotos	49	2013	NO	0
President and Chief Executive Officer of the Company
Scott Stanley	64	2018	NO	0
Operating Partner of Global Infrastructure Partners

(1)
★ Chair ✓ Member

A = Audit Committee; C = Compensation Committee; GCN = Corporate Governance, Conflicts and Nominating Committee

(2)
Lead Independent Director

QUESTIONS AND ANSWERS
Please see the Questions and Answers section beginning on page 80 for important information about the proxy materials, voting and the Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.
LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company and view our governance materials and much more by visiting the “Corporate Governance” section of our website, www.clearwayenergy.com.
Please also visit our Annual Meeting website at www.proxyvote.com to easily access the Company’s proxy materials and vote through the Internet.

PROXY STATEMENT
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Clearway Energy, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held Thursday, April 29, 2021, at 9 a.m., Eastern Time. Due to the ongoing public health impact of the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet. In this Proxy Statement, “we,” “us,” “our,” “Clearway Energy,” “Clearway,” “CWEN” and the “Company” refer to Clearway Energy, Inc.
You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Thursday, April 29, 2021
Each of the Notice of Annual Meeting, this Proxy Statement and our 2020 Form 10-K is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2020 Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
GOVERNANCE OF THE COMPANY
CORPORATE GOVERNANCE GUIDELINES AND CHARTERS
The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that, along with the Amended and Restated Certificate of Incorporation, the Fourth Amended and Restated Bylaws (the “Bylaws”) and the written charters of the committees of the Board (the “Committees”), provide the framework for the governance of the Company. The Board’s Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company’s website at www.clearwayenergy.com, along with the written charters of all of the Committees and the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”). The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
CONTROLLED COMPANY
The funds comprising Global Infrastructure Partners III (“GIP”), through its portfolio company, Clearway Energy Group LLC (formerly Zephyr Renewables, LLC) (“CEG”), control more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Thus, for purposes of the New York Stock Exchange (“NYSE”) rules, we are a “controlled company.” Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As a controlled company, we may take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. Specifically, we are not required to have (a) a majority of independent directors, (b) a nominating/corporate governance committee composed entirely of independent directors, (c) a compensation committee composed entirely of independent directors or (d) an annual performance evaluation of the nominating/corporate governance and compensation committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules.
We currently avail ourselves of the majority of independent directors exemption and the entirely independent compensation committee exemption. However, we have elected to have a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of the Committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.
BOARD STRUCTURE AND LEADERSHIP

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Chairman of the Board: Jonathan Bram

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Number of directors: 9

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Number of regular meetings in 2020: 5

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Number of special meetings in 2020: 3

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Annual election of directors

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Separate Chairman and Chief Executive Officer

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Lead Independent Director: Brian R. Ford

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Regular executive sessions of independent directors

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Audit and Corporate Governance, Conflicts and Nominating Committees composed of all independent directors

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Active engagement by all directors

Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer (the “CEO”) and any other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.
During the 2020 fiscal year, all directors attended at least 75% of the meetings of the Board and Committees on which they served in 2020. Non-management directors meet in executive session regularly following Board meetings. Directors are encouraged to attend the annual meetings of stockholders. All of the directors who served as such at the time of the meeting attended the 2020 Annual Meeting of Stockholders.
As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the present circumstances. Currently, Jonathan Bram, a non-executive director and Founding Partner of GIP, our majority voting stockholder, serves as Chairman of the Board. Irrespective of the Company’s current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Although our Board believes that the separation of the Chairman and CEO roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, the combination of these offices would serve the Company’s best interests and the best interests of its stockholders.
Our President and CEO, Mr. Sotos, and the Chairman, Mr. Bram, work together in complementary roles. Mr. Sotos focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Mr. Bram leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and he presides over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company.
When the Chairman is a director affiliated with our majority owner, GIP, or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Ford is currently the Lead Independent Director. As Lead Independent Director, Mr. Ford is responsible for the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties either specified in the Guidelines or as assigned from time to time by the Board.

GOVERNANCE PRACTICES
The Board has taken a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
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succession planning for the CEO and other senior management;

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annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

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director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

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access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate.

RISK OVERSIGHT
• The Board has responsibility for overall risk oversight of the Company.
•
The Audit Committee oversees financial risks.

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The Compensation Committee oversees risks related to compensation policies and practices.

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The Corporate Governance, Conflicts and Nominating Committee oversees risks related to governance practices, including ESG-related matters, conflicts of interest or changes of control and related person transactions.

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Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

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To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, individual development projects, capital raising, acquisitions and divestitures, and capital allocation plan.

The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management with the assistance of management and the Committees. The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management and Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to each Committee are routinely presented to the full Board to ensure proper oversight.
With the full Board providing the top level of risk oversight, the Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee considers the Company’s policies with respect to risk assessment and risk management. The Audit Committee also oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company’s SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company’s independent auditor, the Company’s internal auditor and the Company’s corporate compliance officer. In addition, the Audit Committee oversees risks related to information technology systems and cybersecurity matters.
The Compensation Committee oversees risks related to our compensation policies and practices with input from management, and reviews the Company’s compensation policies and practices to determine whether they subject the Company to unnecessary risk. As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Corporate Governance, Conflicts and Nominating Committee oversees risks related to our governance practices, including but not limited to, Board and Committee membership and Board effectiveness, as well as risks related to perceived conflicts of interest or changes of control and acquisitions of the CEG ROFO Assets (as defined and described in “Certain Relationships and Related Person Transactions”) from, and agreements that we have in place with, CEG, and its affiliates, and other related person transactions. The Corporate Governance, Conflicts and Nominating Committee is also responsible for reviewing and assessing risks from ESG-related matters.
DIRECTOR NOMINEE SELECTION PROCESS
The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include (1) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, marketing, as well as “next-generational” experience, such as technology, cybersecurity and social communication; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) roles and contributions valuable to the business community; and (4) whether the candidate is free of conflicts, including the candidate’s qualification as “independent” under the various standards applicable to the Board and its committees, and has the time required for preparation, participation and attendance at meetings. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members.
The Corporate Governance, Conflicts and Nominating Committee’s process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms (if deemed appropriate), interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
In December 2020, in addition to the emphasis in the Guidelines on diversity of backgrounds and perspectives on the Board, the Board adopted a formal diversity policy (the “Diversity Policy”). The Diversity Policy is driven by the Company’s view that the Board should include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Diversity Policy supports periodically adding new perspectives to the Board to help the Company adapt to changing business trends and affirms that this is a policy. The Corporate Governance, Conflicts and Nominating Committee seeks to achieve diversity within the Board and adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law. The composition of the current Board reflects diversity in business and professional experience and skills.
Stockholder-Recommended Director Candidates
The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, at Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540, and by following the requirements to submit nominees discussed under “Stockholder Proposals or Stockholder Nomination of Director to be brought at the 2022 Annual Meeting (without Inclusion in the Company’s Proxy Statement).”
Stockholder-Nominated Director Candidates
As discussed under “Requirements for Submission of Stockholder Proposals for the 2022 Annual Meeting of Stockholders,” stockholders intending to appear at the 2022 Annual Meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee

was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company’s Corporate Secretary.
BOARD COMMITTEES
The Board has the following three standing Committees:
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Audit

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Compensation

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Corporate Governance, Conflicts and Nominating

The membership and the functions of each Committee are described below.
Audit Committee
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Current Members: Brian R. Ford (Chair), Ferrell P. McClean, Daniel B. More, E. Stanley O’Neal

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Number of meetings in 2020: 5

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Audit Committee Financial Experts: Brian R. Ford, Ferrell P. McClean, Daniel B. More, E. Stanley O’Neal

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Primary Responsibilities: appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations.

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Independence: all members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and effectiveness of the Company’s financial risk management.
Among other things, the Audit Committee:
(1)
appoints, retains, oversees, evaluates, compensates, and terminates the independent auditors;

(2)
reviews the annual audited and quarterly consolidated financial statements with management and independent auditors;

(3)
reviews significant accounting and reporting issues, including significant changes in Company’s application of accounting principles and recent professional or regulatory pronouncements;

(4)
reviews major issues regarding accounting principles and financial statement presentations;

(5)
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

(6)
reviews and pre-approves all audit and permitted non-audit services provided by the independent auditors;

(7)
resolves disagreements between management and independent auditors regarding financial reporting;

(8)
considers the adequacy and effectiveness of the Company’s internal control and reporting system;

(9)
reviews and approves the internal corporate audit staff functions and sets hiring policies for employees or former employees of the independent auditors;

(10)
reviews and concurs the appointment, replacement, and dismissal of the Chief Audit Executive;

(11)
ensures rotation of the lead or coordinating audit partner;

(12)
discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the effectiveness of the Company’s system for monitoring compliance with laws and regulations, and reviews the Company’s tax policies and findings of regulatory agencies and independent auditors;

(13)
reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

(14)
reviews updates from management and Company legal counsel regarding compliance matters that may be material to financial performance or reporting obligations;

(15)
discusses with management and the internal audit executive compliance by the Company and its subsidiaries with material applicable laws and regulations and the Code of Conduct;

(16)
establishes confidential and anonymous procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

(17)
oversees the internal audit and corporate compliance functions;

(18)
prepares the report required to be included in the Company’s proxy statement; and

(19)
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

The Board has determined that all of the current Audit Committee members are independent according to the rules and regulations of the SEC and the listing standards of the NYSE with respect to audit committee membership.
Compensation Committee
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Current Members: Ferrell P. McClean (Chair), Jonathan Bram, Brian R. Ford, Daniel B. More, E. Stanley O’Neal

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Number of meetings in 2020: 4

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Primary Responsibilities: oversees the Company’s overall compensation structure, policies and programs; evaluates the performance of the CEO and other senior executives against goals and objectives relevant to their compensation; and reviews the compensation of directors for service on the Board and its Committees.

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Independence: 4 members

The Compensation Committee provides leadership and guidance to the Board regarding the Company’s overall compensation strategy, structure, policies and programs.
Among other things, the Compensation Committee:
(1)
reviews and recommends to the Board for approval annual and long-term goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines, approves and recommends to the Board for approval, the CEO’s compensation level based on such evaluation;

(2)
reports to the Board with respect to the Chief Financial Officer (the “CFO”), any executive or senior vice presidents and any other officer designated by the Board and compensated by the Company (other than the CEO) on (i) the review of annual and long-term goals and objectives relevant to their compensation, (ii) the evaluations of their performance in light of those goals and objectives, (iii) the determination and approval of compensation levels based on such evaluations, and (iv) the review and approval of any incentive awards and opportunities, employment arrangements, severance arrangements, change-in-control provisions affecting any elements of compensation and benefits and any special or supplemental compensation and benefits;

(3)
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

(4)
recommends to the Board stock option and other stock incentive awards for the CEO and approves stock option and other stock incentive awards for officers other than the CEO (the CEO and other officers may not be present during voting or deliberations with respect to his or her compensation);

(5)
reviews and discusses with management the CD&A to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K;

(6)
reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

(7)
establishes, reviews and approves any changes to the Company’s policy on recoupment of incentive compensation in the event of a financial restatement or other events that could require the recoupment or forfeiture of incentive compensation;

(8)
recommends and monitors officers’ and directors’ compliance regarding any stock ownership guidelines;

(9)
reviews the compensation of directors for service on the Board and its Committees and recommends changes in compensation to the Board;

(10)
retains and terminates any adviser to assist the Compensation Committee in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management; and

(11)
annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms. Deloitte Consulting LLP (“Deloitte”) served as the Compensation Committee’s independent compensation consultant for the first eight months of fiscal year 2020. Pay Governance became the Compensation Committee’s independent compensation consultant in August 2020, and Pay Governance has continued to serve in that capacity to the present date. The Compensation Committee’s independent compensation consultants, Deloitte and Pay Governance, worked with the Compensation Committee in connection with the director compensation, executive compensation programs, and the CEO evaluation process.
The Board has determined that Ms. McClean, Mr. Ford, Mr. More and Mr. O’Neal are independent under the listing standards of the NYSE and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Corporate Governance, Conflicts and Nominating Committee
•
Current Members: Ferrell P. McClean (Chair), Brian R. Ford, Daniel B. More

•
Number of meetings in 2020: 16

•
Primary Responsibilities: recommends director candidates to the Board; makes recommendations on Board and Committee structure and function and governance related matters; oversees the evaluation of the Board and Committees; reviews potential conflict transactions between the Company and any affiliated parties, including GIP and CEG, and any change of control of the Company; and reviews and makes recommendations to the Board regarding ESG matters.

•
Independence: all members

The Corporate Governance, Conflicts, and Nominating Committee provides leadership and guidance to the Board and to the Company regarding matters of corporate governance, transactions involving potential conflicts of interest or changes of control, the selection and evaluation of members of the Board, the Board and committees annual performance review and ESG matters.
Among other things, the Corporate Governance, Conflicts and Nominating Committee:
(1)
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, including the relative experience, strength and conviction of independent directors;

(2)
assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

(3)
develops, periodically evaluates, and oversees compliance with the Guidelines and recommends any changes to the Guidelines to the Board;

(4)
establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

(5)
reviews and approves potential conflict transactions between the Company and any affiliated parties, including GIP and CEG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the Right of First Offer Agreement by and between the Company and CEG, as described in “Certain Relationships and Related Person Transactions — Right of First Offer Agreements”;

(6)
reviews and approves strategic transactions involving the transfer of 50% or more of the voting power in the Company;

(7)
periodically reviews relationships between the Company and each director and reports the results of its review to the Board for purposes of determining whether directors satisfy independence requirements;

(8)
makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees, and periodically reviews the succession planning for directors (particularly the independent directors), including a review of the Board’s “next-generational” skills and experience in areas such as technology, cybersecurity and social communication;

(9)
recommends to the Board candidates for appointment to Board committees;

(10)
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

(11)
reviews and recommends to the Board retirement and other tenure policies for directors;

(12)
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

(13)
reviews and reports to the Board regarding potential conflicts of interests of directors;

(14)
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

(15)
oversees the evaluation of the Board, its committees and management, and develops and recommends to the Board an annual self-evaluation process of the Board and its Committees;

(16)
monitors directorships in other public companies held by directors and senior officers of the Company;

(17)
oversees the orientation process for new director and programs for the continuing education of directors;

(18)
reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities polices and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company; and

(19)
performs such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

The Board and each of the Committees conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.
The Board has determined that all of the Corporate Governance, Conflicts, and Nominating Committee members are independent under the listing standards of the NYSE.
CODE OF CONDUCT
Our Board has adopted a Code of Conduct that applies to all of our directors and employees, including our officers. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.
COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
ESG and Sustainability
We are committed to engaging with our stakeholders on environmental, social and governance (ESG) matters in a proactive, holistic and integrated manner. We strive to provide recent, credible and comparable data to ESG agencies while engaging institutional investors and investor advocacy organizations around

ESG issues. As described above, the Corporate Governance, Conflicts and Nominating Committee reviews developing trends and emerging ESG matters, as well as the Company’s strategies, activities, policies and communications regarding ESG matters, and makes recommendations to the Board regarding potential actions by the Company. Our Board is committed to active oversight of our ESG-related matters, including reviewing the status and performance of our ESG initiatives at least semi-annually. To learn more about our ESG practices, visit our website at www.investor.clearwayenergy.com/green-bonds.
We have issued approximately $2.3 billion of corporate green bonds under a green bond framework that applies the net proceeds to finance or refinance, in part or in full, new and existing projects and assets meeting certain criteria focused on the supply of energy from renewable resources, including solar energy and wind energy. Our green bond framework received a second party opinion from Sustainalytics, an outside consultant with recognized expertise in ESG research and analysis, with respect to the credibility of the green bond framework and its alignment with the four core components of our Green Bond Principles (2018).
We include safety performance goals in the annual incentive plan for our management and we had zero fatalities in 2020. In response to the ongoing coronavirus (COVID-19) pandemic, the Company has implemented preventative measures and developed corporate and regional response plans to protect the health and safety of its employees, customers and other business counterparties, while supporting the Company’s suppliers and customers’ operations to the best of its ability in the circumstances. The Company also has modified certain business practices (including discontinuing all non-essential business travel, implementing a temporary work-from-home policy for employees who can execute their work remotely and encouraging employees to adhere to local and regional social distancing, more stringent hygiene and cleaning protocols across the Company’s facilities and operations and self-quarantining recommendations) to support efforts to reduce the spread of COVID-19 and to conform to government restrictions and best practices encouraged by governmental and regulatory authorities. The Company continues to evaluate these measures, response plans and business practices in light of the evolving effects of COVID-19.
As discussed in greater detail below, we have focused our diversity, equity and inclusion efforts in three areas — Our People, Our Product & Customers and Our Purchasing — through our launch of our Equity, Partnership & Inclusion Council, or EPIC. With the involvement of our employees, EPIC is advancing efforts in each of these areas to identify and implement opportunities for us to address equity, partnership and inclusion issues in its business activities.
Human Capital
We focus on attracting, developing and retaining a team of highly talented and motivated employees. We also depend upon personnel of CEG for the provision of management, administration O&M and certain other services at certain of our renewable generation facilities. For more detail regarding our relationship with CEG, see “Certain Relationships and Related Person Transactions.” We regularly conduct assessments of our compensation and benefit practices and pay levels to help ensure that staff members are compensated fairly and competitively. We devote extensive resources to staff development and training, including tuition assistance for career-enhancing academic and professional programs. Employee performance is measured in part based on goals set in alignment with our annual objectives. We recognize that our success is based on the talents and dedication of those we employ, and we are highly invested in their success.
We are committed to maintaining a workplace that acknowledges, encourages, and values diversity and inclusion. We believe that individual differences, experiences, and strengths enrich the culture and fabric of our organization. Having employees with backgrounds and orientations that reflect a variety of viewpoints and experiences also helps us to better understand the needs of our customers and the communities in which we operate.
By leveraging the multitude of backgrounds and perspectives of our team and developing ongoing relationships with diverse vendors, we achieve a collective strength that enhances the work place and makes the Company a better business partner for our customers and others with a stake in our success.
In 2020, we launched our Equity, Partnership & Inclusion Council. As part of our commitment, the Company provides education on topics related to diversity, inclusion, and anti-racism. We also identified three areas of focus — Our People, Our Product & Customers and Our Purchasing. With the involvement of our employees, EPIC is advancing efforts in each of these areas to identify and implement opportunities for us to address equity, partnership and inclusion issues in our business activities.
Our People focuses on education and training; diversity, equity and inclusion policies and recruitment strategies; community and industry partnerships; and maintaining high employee engagement and retention.
Our Product & Customers focuses on identifying and eliminating any sales practices that could have a discriminatory impact and creating program development for low-income customers.
Our Purchasing focuses on establishing a non-discriminatory practices standard for the Company’s suppliers, diverse vendor sourcing and benchmarking.
In addition to the personnel of CEG, we rely on other third-party service providers in the daily operations of certain of our renewable and conventional generation facilities.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of the nine nominees for director named in this Proxy Statement has been nominated by the Board upon recommendation of the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.
Nominees for Director
The following nine directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier death, resignation or removal.

Jonathan Bram
Age: 55
Chairman of the Board
Compensation Committee
Mr. Bram has served as a director and Chairman of the Board since August 2018. Mr. Bram is a Founding Partner of GIP and serves on its Investment and Operating Committees. He leads GIP’s Power industry investment team in North America. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a Managing Director in the Investment Banking Division, where he served as Co-Head of the Global Industrial and Services Group. From 2002 to 2004, he was Chief Operating Officer of the Investment Banking Division and prior to that time he was co-head of corporate finance for the 150 person U.S. Energy Group. Mr. Bram represented the firm in raising more than $30 billion of debt and equity capital for electric utilities and independent power generators globally. These companies and projects included renewable power facilities that utilized wind, solar, geothermal and hydroelectric technologies. Mr. Bram is also a member of the Board of Directors of Clearway Energy Group LLC and previously served on the boards of Terra-Gen Power, Guacolda Energia, S.A. and Channelview Cogeneration. Mr. Bram holds an A.B. in Economics from Columbia College. Mr. Bram’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to our Board.

Nathaniel Anschuetz
Age: 33
Mr. Anschuetz has served as a director since August 2018. Mr. Anschuetz is a Principal at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012. Mr. Anschuetz is also a member of the Board of Directors of Clearway Energy Group LLC and MAP RE/ES. Mr. Anschuetz graduated with cum laude honors from Columbia College in 2010 with an A.B. in Economics and Operations Research, and a concentration in Sustainable Development. Mr. Anschuetz’s financial expertise provides significant value to our Board.

Brian R. Ford
Age: 72
Lead Independent Director
Audit Committee (Chair)
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Mr. Ford has served as a director since July 2013 and Lead Independent Director since January 2019. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of FS Investment Corporation portfolios, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the board of Drexel University. From 2013 to 2020, Mr. Ford served on the board of AmeriGas Propane, Inc., where he also served as a member of its audit and corporate governance committees. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford’s extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

Bruce MacLennan
Age: 54
Mr. MacLennan has served as a director since August 2018. Mr. MacLennan is a Partner of GIP and serves on its Investment and Operating Committees. Prior to joining GIP at its formation in 2006, Mr. MacLennan spent eight years at Credit Suisse, where he most recently served as a Director in the Investment Banking Division. Previously, he spent six years at Citibank and Citicorp Securities in New York and Tokyo. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the Board of Directors of Clearway Energy Group LLC and MAP RE/ES and previously served on the board of Competitive Power Ventures. Mr. MacLennan’s significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to our Board.

Ferrell P. McClean
Age: 74
Corporate Governance, Conflicts and Nominating Committee (Chair)
Compensation Committee (Chair)
Audit Committee
Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She retired as a director of GrafTech International in 2014, El Paso Corporation in 2012 and Unocal Corporation in 2005. Ms. McClean’s experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

Daniel B. More
Age: 64
Corporate Governance, Conflicts and Nominating Committee
Compensation Committee
Audit Committee
Mr. More has served as a director since February 2019. Mr. More has been a Senior Advisor with Guggenheim Securities since October 2015. Mr. More retired as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley in 2014. He held such position since 1996. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. Mr. More has served as a director of SJW Group since April 2015. He served as a director of Saeta Yield from February 2015 to June 2018 and served as a director of the New York Independent System Operator from April 2014 until February 2016. Mr. More’s extensive experience in investment banking, including capital raising and strategic initiatives, combined with experience as a director of energy industry companies, provides significant value to our Board.

E. Stanley O’Neal
Age: 69
Compensation Committee
Audit Committee
Mr. O’Neal has served as a director since August 2018. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O’Neal is the chairman of the nominating and governance committee and a member of the compensation committee of Arconic Corp., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O’Neal is also a director and member of the nominating and governance committee of Element Solutions Inc. (formerly Platform Specialty Products Corporation), a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012. Mr. O’Neal was selected to serve as a director due to, among other factors, his extensive executive experience, financial expertise and leadership skills, which enable him to provide unique guidance to our Board and management team.

Christopher S. Sotos
Age: 49
President, CEO and Director
Mr. Sotos has served as President and CEO since May 2016, and as a director since May 2013. Mr. Sotos had also served in various positions at NRG Energy, Inc. (“NRG”), including most recently as Executive Vice President — Strategy and Mergers and Acquisitions from February 2016 through May 2016 and Senior Vice President — Strategy and Mergers and Acquisitions from November 2012 through February 2016. In this role, he led NRG’s corporate strategy, mergers and acquisitions, strategic alliances and other special projects for NRG. Previously, he served as NRG’s Senior Vice President and Treasurer from March 2008 to September 2012, where he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos also previously served as a director of FuelCell Energy, Inc. from September 2014 to April 2019. As President and CEO of the Company, Mr. Sotos provides our Board with management’s perspective regarding the Company’s day to day operations and overall strategic plan. Mr. Sotos also brings strong financial and accounting skills to our Board.

Scott Stanley
Age: 64
Mr. Stanley has served as a director since August 2018. Mr. Stanley has been employed by GIP as an Operating Principal since April 2007, and in August 2018 was appointed as an Operating Partner. Mr. Stanley holds a B.S. in Ceramic Engineering from The Ohio State University and has 39 years of experience in operational roles, including prior assignments with General Electric, Honeywell, and United Technologies Corporation. Working predominantly in the transport sector with GIP, Mr. Stanley has held roles as Chief Operating Officer with London City Airport, Gatwick Airport, and Pacific National and was also on the Board of Directors at Edinburgh Airport. Mr. Stanley is also a member of the Board of Directors of Clearway Energy Group LLC and Italo S.p.A. and previously served on the Board of Directors of Naturgy Energy Group, S.A. Mr. Stanley adds significant operational expertise to our Board.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION
The chart below describes the compensation program established for our directors for their service as Board members, chairs of the Committees and Lead Independent Director, as applicable, in 2020. Only our independent, non-employee directors receive compensation for their services as directors, which is set by our Board based on recommendations by the Compensation Committee. Our CEO, Mr. Sotos, does not receive compensation for his service as a director, and none of the directors who are officers or employees of GIP receive compensation for their services as directors.
Compensation Element	Compensation Amount
Annual Cash Retainer	$80,000
Annual Deferred Stock Unit Award	$110,000
Lead Independent Director Retainer	$20,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$15,000
Corporate Governance, Conflicts and Nominating Committee Chair Retainer	$20,000
Employee or Directors Affiliated with GIP	No compensation
Our independent directors receive an annual retainer of cash and equity for their services as directors. The independent directors received $80,000 in the form of cash and $110,000 in the form of stock awards issued under our Amended and Restated 2013 Equity Incentive Plan (the “Equity Incentive Plan”). Each stock award may, pursuant to an independent director’s deferral election, be awarded as deferred stock units (the “DSUs”). In addition, directors may defer the cash component of their annual retainers into additional DSUs.
Each DSU issued in 2020 was equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director’s service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director’s deferral election. If a director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each independent director also received dividend equivalent rights (“DERs”) which become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award). Typically, accrued DERs are credited as additional shares that will be subject to the vesting and payment terms of the corresponding award of DSUs. Accordingly, DERs are intended to represent the economic value that our independent directors would otherwise receive if, as applicable, they did not elect to receive DSUs and they, instead, held the shares relating to the DSUs outright.
Similar to its competitive assessment of NEO compensation, Deloitte, the Compensation Committee’s compensation consultant, performed a review of director compensation in early 2020. Results of the review were shared with the Compensation Committee, which made a recommendation to the full Board for final approval. The Compensation Committee previously implemented a stock ownership guideline for directors requiring stock ownership equal to five times the annual cash retainer fee. Although directors are not required to make purchases of our common stock to meet their target ownership multiple, they are restricted from divesting any securities until such ownership multiple is attained, except to make a required tax payment, and must maintain their ownership multiple after any such transactions.
In addition, our independent directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its Committees. As a general matter, we expect that in the future, any independent director will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.
Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our directors as well as our executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.
Director Compensation
Fiscal Year Ended December 31, 2020
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Brian R. Ford	$102,500	$184,435	$286,935
Ferrell P. McClean(2)	—	$294,698	$294,698
Daniel B. More(3)	—	$213,797	$213,797
E. Stanley O’Neal(4)	—	$210,235	$210,235

(1)
Reflects the grant date fair value of stock awards granted, whether as DSUs or otherwise, and any DERs received in 2020 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2020 fiscal year. For all directors, the grant date fair value of the stock awards that are payable in Class C common stock was based on the closing price of our Class C common stock on the date of grant, or the last trading day prior if such day is not a trading day. For all directors, the grant date fair value of the stock awards granted on June 1, 2020 for their period of service beginning on June 1, 2020 through May 31, 2021 was based on the June 1, 2020 Class C common stock closing stock price of $22.06.

(2)
Ms. McClean elected to receive the cash portion of her director compensation, her $20,000 compensation for serving as the Corporate Governance, Conflicts and Nominating Committee Chair, and her $15,000 compensation for serving as the Compensation Committee Chair in the 2020 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

(3)
Mr. More elected to receive the cash portion of his director compensation in the 2020 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

(4)
Mr. O’Neal elected to receive the cash portion of his director compensation in the 2020 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and any DERs thereon) held by each of the independent directors as of December 31, 2020. All DSUs held by the independent directors are payable upon termination of service as a Board member.
Name	Class A Stock Awards	Class C Stock Awards
Brian R. Ford	6,566	45,341
Ferrell P. McClean	13,131	56,978
Daniel B. More	—	24,972
E. Stanley O’Neal	—	21,495

PROPOSAL NO. 2
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (“Regulation S-K”) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”). Currently, this vote is conducted every year. The next vote will occur at the 2022 Annual Meeting.
As described more fully in the CD&A beginning on page 55, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the NEO compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.
The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s executive compensation unless a contrary vote is specified.

PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN AND TO MAKE CERTAIN ADDITIONAL CHANGES
This Proposal No. 3 relates to an amendment to the Equity Incentive Plan (referred to throughout this Proposal No. 3 as, the “LTIP”), as reflected in an amended and restated version of the LTIP (the LTIP, as amended and restated, is referred to as the “Restated LTIP” for purposes of this Proposal No. 3). In 2013, the LTIP was originally approved to promote the long-term growth and profitability of the Company by providing certain directors, officers, employees and consultants of the Company incentives to maximize stockholder value and to enable the Company to attract, retain, and reward the best available persons for positions of responsibility. On February 19, 2021, the Board unanimously approved, subject to stockholder approval, the Restated LTIP to replace the version of the LTIP that was in effect immediately prior to such Board approval (the “Prior LTIP”). The following description of the Restated LTIP in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Restated LTIP, which is attached to this Proxy Statement as Appendix A.
Currently, 2,000,000 shares of common stock of the Company are reserved for issuance under the Prior LTIP. Of the 2,000,000 shares reserved, 967,052 shares of common stock remain available for future issuance under the Prior LTIP as of March 4, 2021. In order to continue to attract and retain highly qualified directors, officers, employees and consultants, the Board believes it is in the best interests of the Company to amend the LTIP to increase the total number of shares available for awards thereunder from 2,000,000 shares to 4,500,000 shares.
Other Changes Proposed to be made to the LTIP
In addition to increasing the number of available shares for awards, the Restated LTIP also amends the Prior LTIP, subject to stockholder approval, as follows:
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Extends the term of the LTIP until February 19, 2031;

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Removes obsolete references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (and makes related adjustments) which no longer apply to awards under the LTIP as a result of the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), which eliminated the performance-based compensation exception under Section 162(m) of the Code for tax years beginning on or after January 1, 2018; and

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Adjusts the limitations under the LTIP with respect to the aggregate number of shares subject to awards and/or value of awards that may be granted to a participant during a fiscal year, including by applying such limitations by type of award.

Purpose of Amendment
The Company considers the Restated LTIP an essential element of total compensation and believes the Restated LTIP promotes its interests and the interests of its stockholders by (i) providing certain directors, officers, employees and consultants of the Company incentives to maximize stockholder value and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. For these reasons, the Company believes it is prudent to maintain a sufficient number of available shares under the Restated LTIP to allow the Company to make equity awards to LTIP participants. Therefore, the Company is seeking approval of the Restated LTIP to reserve an additional 2,500,000 shares for awards thereunder. The Company believes that such additional shares will be sufficient to provide awards for at least eight (8) years.
The other proposed changes in the Restated LTIP extend the term of the LTIP, update the LTIP to reflect the TCJA’s elimination of the performance-based compensation exception under Section 162(m) of the Code, adjust the LTIP’s annual limitations on participant awards, and make certain other clarifying changes.

Why You Should Vote to Approve the Restated LTIP
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The Restated LTIP allows us to continue providing equity-based compensation to certain of our directors, officers, employees and consultants, which directly aligns the interests of such individuals with those of our stockholders.

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We rely on programs like the Restated LTIP to attract, retain and reward qualified individuals. Without this ability, we may lose our competitive standing in the market and risk losing the best available persons for positions of responsibility.

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Our ability to continue granting performance awards under the Restated LTIP reinforces our pay-for-performance culture which is a key component of creating long-term stockholder value. The large majority of the awards we granted under the LTIP in 2020 to our named executive officers were performance-based awards.

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The Restated LTIP incorporates state-of-the-art governance best practices for incentive plans including by:

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subjecting awards to certain minimum vesting periods unless and until a vesting acceleration event applies with respect to such awards (except with respect to 5% of the total number of shares available for issuance or with respect to awards granted to non-employee directors);

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prohibiting the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval;

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not allowing shares withheld or delivered to satisfy an exercise price or tax withholding requirements to be available (i.e., recycled) for future grants;

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requiring that dividend equivalent rights granted on account of performance awards may only be paid if the underlying performance conditions of the award are satisfied; and

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requiring that all options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

Equity Overview and Equity Grant History
The tables below provide additional information on our common stock outstanding (as of December 31, 2020 and March 4, 2021), outstanding equity awards (as of March 4, 2021) and equity grant details with respect to each of the past three fiscal years.
Equity Overview	As of December 31, 2020	As of March 4, 2021
Common Shares Outstanding (Basic – All Share Classes)		201,713,187
Weighted Average Common Shares Outstanding (Basic – All Share Classes)	200,363,101
Time-Based Full-Value Equity Awards Outstanding		339,766
Performance-Based Full-Value Equity Awards Outstanding		269,006
Option Awards Outstanding		0
Equity Grant History	FY 2018	FY 2019	FY 2020
Time-Based Equity Granted	237,501	171,840	167,695
Performance-Based Equity (Target)	50,687	82,410	84,343
Stock Options Granted	0	0	0
Performance-Based Equity (Actual Earned)	0	0	79,123

Securities Authorized for Issuance under the LTIP as of March 4, 2021
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by security holders – Class A common stock	19,935	$—	—
Equity compensation plans approved by security holders – Class C common stock	588,837	—	967,052
Equity compensation plans not approved by security holders	—	N/A	—
Total	608,772	—	967,052

(1)
Beginning in May 2015, awards to be granted and associated dividend equivalent rights to be issued under the LTIP convert to Class C common stock upon vesting.

Description of the Plan
The following is a summary of the material features of the Restated LTIP, which is qualified in its entirety by reference to the complete text of the Restated LTIP, attached to this Proxy Statement as Appendix A.
Eligibility
Awards are generally granted to those directors, officers, employees and consultants of the Company who are selected by the Compensation Committee for participation in the Restated LTIP. As of January 1, 2021, the number of such directors, officers, employees and consultants of the Company eligible to be selected for participation in the Restated LTIP was approximately 305.
Types of Awards
The Restated LTIP provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, deferred stock units, other stock-based awards and other cash-based awards (collectively, “Awards”). The material features of these types of Awards are described below. Subject to the terms of the Restated LTIP, the specific terms and conditions of any Award are established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant.
Options.   Options under the Restated LTIP may consist of either incentive stock options qualified under Section 422 of the Code or nonqualified stock options as designated by the Compensation Committee in the award agreement for the options. Options are rights to purchase a specified number of shares of common stock at a specified price. Subject to the terms of the Restated LTIP, the option price, the number of shares subject to an option, and the conditions on exercisability will be determined by the Compensation Committee at the date of grant.
Under the Restated LTIP, the exercise price per share of an option may not be less than the fair market value of a share of common stock of the Company as of the date of grant, except for certain awards that are granted in assumption of or in substitution for awards of a company that the Company acquired and subject to adjustment that may occur pursuant to the terms of the Restated LTIP in connection with certain recapitalization transactions. Under the Restated LTIP, the “fair market value” of a share is equal to the closing selling price (or bid price) of the common stock on the NYSE (or other stock exchange on which the stock is listed) on the date the value is being determined, or if such market is not open on that day, the last preceding day on which the market was open. If an option granted to an employee that owns more than 10% of the total combined voting power of all classes of Company stock on the date of grant (a “10% Stockholder”) is intended to qualify as an incentive stock option, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.
Under the Restated LTIP, no option may be exercisable more than 10 years after the date the option is granted; provided that if an option expires on a day that the participant cannot exercise the option because such exercise would violate any applicable securities laws, the expiration may be tolled at the discretion of the Compensation Committee until a date not later than 30 days following the lapse of any such restriction, subject to certain tax restrictions. However, an option granted to a 10% Stockholder that is intended to qualify as an incentive stock option may not be exercisable more than 5 years from the grant date. Unless otherwise determined by the Compensation Committee, participants may exercise any vested options by paying the exercise price either in cash, unrestricted shares of common stock, any cashless exercise procedures approved by the Compensation Committee, by withholding shares of common stock otherwise deliverable upon exercise of the option, or any combination of the foregoing. In general, prior to exercise, participants will not have any rights as stockholders with respect to any shares of common stock covered by an option.
Stock Appreciation Rights (“SARs”).   Under a SAR, a participant is awarded a right to receive an amount equal to the excess of the fair market value of one share on the date of exercise over the grant price of the SAR. In no event may the base amount under a SAR be less than the fair market value of the shares underlying the SAR as of the date of grant, except for certain awards that are granted in assumption of or in substitution for awards of a company that the Company acquired and subject to adjustment that may occur pursuant to the terms of the Restated LTIP in connection with certain recapitalization transactions. The appreciated value of the stock subject to a SAR will be exercisable by, and payable, to a participant at the time and under the terms and conditions of the SAR established by the Compensation Committee at the time of grant. SARs may be granted either alone or in tandem with options. The amount payable under a SAR will be paid in cash or shares of common stock, or any combination of cash or common stock as the Compensation Committee may decide. In general, prior to payment of a SAR in common stock, a participant will not have any rights as a stockholder with respect to the shares of common stock underlying a SAR.
Restricted Stock.   Under a restricted stock award, a participant is issued shares of common stock of the Company that are subject to certain forfeiture or vesting provisions and restrictions on transferability as determined by the Compensation Committee at the time of the Award and consistent with the Restated LTIP. Unless otherwise provided under the terms of the Award, a participant has voting and dividend rights with respect to awards of restricted stock, except that any dividends on shares of restricted stock that vest based upon the satisfaction of any performance conditions will only be paid if the underlying performance conditions are satisfied. Any stock or other securities received as a distribution with respect to restricted stock are subject to the same restrictions that apply to the shares of restricted stock.
Restricted Stock Units (“RSUs”).   Each RSU represents the right of a participant to be paid one share of common stock of the Company, or the equivalent fair market value thereto, subject to the vesting provisions, restrictions and other terms and conditions of the Award and consistent with the Restated LTIP. Prior to the issuance of common stock following the vesting of RSUs, the participant will not have any rights as a Company stockholder. Pursuant to the tax rules applicable to nonqualified deferred compensation plans under Section 409A, an Award of RSUs may permit the participant to elect to defer the receipt of shares of common stock that would otherwise be payable when the units vest.
Performance Awards.   Performance awards entitle a participant to receive an amount based on the satisfaction of certain performance criteria or goals established in the discretion of the Compensation Committee for a performance measurement period of at least 12 months, but otherwise determined by the Compensation Committee in its discretion. Performance awards may include specific dollar-value target awards or the grant of performance units or shares, the value of which will be determined by the Compensation Committee at the time of grant and may be based on the fair market value of common stock of the Company. In general, a participant is required to remain employed or engaged by the Company at the end of the performance measurement period in order to receive payment of a performance award. Performance awards earned or vested may be paid in shares of common stock of the Company, cash or other property or securities of the Company as the Compensation Committee may determine.
Deferred Stock Units (“DSUs”).   Each DSU represents the right of a participant to be paid one share of common stock of the Company at the end of a deferral period established under the Award by the Compensation Committee or elected by the participant under the terms of an Award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Unless otherwise provided under an Award, during the applicable deferral period, a participant will not have any rights as a stockholder of the Company. However, unless otherwise provided, once the deferral period ends, the participant will be entitled to receive accumulated dividends and distributions with respect to the corresponding number of shares of common stock underlying each DSU. Except in the case of death, disability or retirement, a participant is required to remain employed or engaged by the Company as of the end of the deferral period in order to receive payment of a DSU.
Participants who are non-employee directors may elect to defer payment of a portion of the annual fee paid to such director under the Company’s director compensation policy, subject to restrictions and limitations established by the Compensation Committee from time to time. Such deferred amounts are converted to DSUs and subject to the terms of the Restated LTIP.
Other Cash-Based Awards.   The Compensation Committee may from time to time grant other cash-based Awards to participants in such amounts and on such terms and conditions as it determines in its sole discretion.
Dividend Equivalent Rights (“DERs”)
The Restated LTIP provides that an Award may include a DER entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of common stock covered by such Award as if the common stock had been delivered pursuant to such Award. In the event such a provision is included in an award agreement, the Compensation Committee will determine whether the payments will be made in cash, in shares of common stock or in another form, the time or times at which they are made, and such other terms and conditions as the Compensation Committee deems appropriate. DERs granted on account of performance awards may only be paid if the underlying performance conditions of the Award are satisfied.
Shares Subject to the Restated LTIP
If this proposal is approved by the stockholders, an additional 2,500,000 shares of our common stock will be reserved for issuance under the Restated LTIP so that the total shares reserved for issuance under the Restated LTIP will be 4,500,000. This stock may be either authorized and unissued shares or treasury shares held by the Company. The shares of common stock subject to Awards that expire, terminate or are forfeited, will be available for future grants under the Restated LTIP. Generally, certain Awards that are granted in assumption of or in substitution for awards of a company that the Company acquired will not count against this share reserve under the Restated LTIP and in some circumstances available shares of certain stockholder approved plans of a company that the Company acquires may be used for Awards under the Restated LTIP.
In the event that a change affecting the capital structure of the Company is implemented, such as a stock dividend, stock split or merger, the Compensation Committee will equitably adjust the number and kind of shares or other property available for issuance under the Restated LTIP, and the number, kind and exercise price of outstanding Awards. In the event of a merger, consolidation, or other reorganization where the Company is not the surviving or continuing entity, all outstanding Awards will be either assumed by the surviving or continuing entity or canceled in exchange for cash or other property.
The market value of a share of Class A and Class C common stock based on the closing prices on the NYSE on March 4, 2021, was $25.86 and $27.38, respectively.

Administration
The Restated LTIP is administered by the Compensation Committee. Each member of the Compensation Committee, with the exception of Mr. Bram, is an independent, non-employee member of the Board. Subject to the provisions of the Restated LTIP and Board approval, when applicable, the Compensation Committee has the discretionary power and authority to select persons to participate in the Restated LTIP and to determine the type, amount, timing and terms and conditions of Awards granted under the Restated LTIP. The Compensation Committee also has the power and authority to interpret the terms of the Restated LTIP and Awards issued thereunder.
The Committee may establish such rules and regulations and take such actions as it deems necessary or advisable for the proper administration of the Restated LTIP. All decisions and interpretations by the Compensation Committee regarding the Restated LTIP are final and binding on all participants and beneficiaries, unless an arbitration or other dispute resolution procedure is expressly provided in the applicable Award grant agreement. In addition, members of the Compensation Committee and the Company’s officers will not be liable for any acts or omissions in connection with the performance of their duties under the Restated LTIP, except in the case of the person’s own willful misconduct or as expressly provided by statute.
Vesting of Awards
Awards are generally subject to a minimum restriction period, or performance period, as applicable, of 1 year, and in the case of time-based awards (other than stock options and SARs), 3 years; provided, however, that earlier vesting may be triggered upon a participant’s termination of employment or service by reason of death, disability, or in connection with a change in control. Notwithstanding the foregoing, 5% of the total number of shares available for issuance and awards granted to non-employee directors under the Restated LTIP will not be subject to the minimum restriction or performance periods.
Termination of Employment
Unless the Compensation Committee determines otherwise or as may otherwise be provided in a grant agreement, and except as provided above for DSUs, if a participant’s employment or performance of service with the Company ceases, the following terms and conditions apply to the participant’s outstanding Awards:
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Death.   All outstanding Awards will become fully vested, to the extent not already vested, and they will be exercisable, if applicable, for 1 year from the date of death, or until the Award expires if earlier.

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Disability.   All outstanding Awards will become fully vested, to the extent not already vested, and they will be exercisable, if applicable, for 1 year from the date of disability, or until the Award expires if earlier.

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Retirement.   All Awards that are not fully vested or exercisable on the retirement date will remain eligible for vesting pursuant to the grant agreement as though the participant was continuously employed by the Company throughout the relevant period; provided that retirement occurs more than 1 year following the applicable Award’s grant date; otherwise, such Awards that are not fully vested or exercisable on the retirement date will be forfeited. Notwithstanding the foregoing, if a director retires, all of his or her unvested Awards will immediately vest and be exercisable, if applicable, for 1 year after the retirement date, or until the Awards expire if earlier. In general, a director qualifies for retirement under the Restated LTIP if his or her service on the Board terminates after 5 years of service. Other participants in the Restated LTIP qualify for retirement upon termination from employment or service after attaining age 55 with 10 or more years of service.

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Termination for Cause.   If a participant’s employment or service with the Company is terminated for cause, all Awards granted under the Restated LTIP will be immediately forfeited regardless of whether or not they are vested and/or exercisable. For purposes of the Restated LTIP, the term “cause” means any one or more of the following events unless otherwise provided in a participant’s grant agreement or employment agreement: conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a subsidiary; conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise; willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; breach of duty of loyalty to the Company or a subsidiary or other act of fraud or dishonesty with respect to the Company or a subsidiary; or violation of the Company’s code of conduct.
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All Other Terminations.   All of the participant’s Awards that are vested and exercisable will remain exercisable, if applicable, for 90 days from the date of termination, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of termination will be forfeited.

Change in Control
All outstanding Awards, other than performance awards, will become vested and exercisable if (i) the Company undergoes a change in control and (ii) a participant is terminated pursuant to a qualifying termination. The Compensation Committee will determine the level at which performance awards will become vested under such circumstances. For purposes of the Restated LTIP, a change in control is deemed to occur in any one of the following events unless otherwise provided in a participant’s grant agreement: (1) any person or entity becoming the direct or indirect beneficial owner of 50% or more of the Company’s voting stock, (2) directors serving on the Board as of the Restated LTIP’s effective date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (3) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity (a “Business Combination”) or (4) the stockholders approve a plan or proposal to liquidate or dissolve the Company. For purposes of the Restated LTIP, a qualifying termination is an involuntary termination of a participant’s employment within the 6 months prior to, or 12 months following, a change in control, but excluding terminations for cause, death or disability.
If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the Restated LTIP by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.
Annual Award / Compensation Limits
The following limitations apply under the Restated LTIP (such limitations are subject to adjustment in accordance with the terms of the Restated LTIP, as applicable):
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The aggregate number of shares of common stock granted as Awards, other than performance awards, during any fiscal year to an employee or consultant may not exceed 500,000 shares;

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The aggregate number of shares of common stock granted as performance awards during any fiscal year to an employee or consultant may not exceed 500,000 shares;

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The total amount of cash payments made under performance awards during any fiscal year to an employee or consultant may not exceed $5,000,000 in the aggregate;

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The aggregate grant value of shares of common stock granted as Awards during any fiscal year to a non-employee director may not exceed $500,000; and

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The total amount of annual compensation (i.e., grant value equity and cash) paid to a non-employee director under the Restated LTIP may not exceed $750,000.

Transferability
Unless determined otherwise by the Compensation Committee, no Award granted under the Restated LTIP will be transferable by a participant, other than by will or the laws of descent and distribution, except to a participant’s family member by gift or pursuant to a qualified domestic relations order as defined by the Code or to a charitable organization, in each case only with Compensation Committee approval or as may be provided in an Award.
Clawback
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, then any participant who has been paid an Award under the Restated LTIP based upon the affected report will be required to repay such Award at the discretion of the Board.
Duration and Amendment of the Restated LTIP
No Awards will be granted pursuant to the Restated LTIP after February 19, 2031. The Board or the Compensation Committee may amend or terminate the Restated LTIP at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if such approval is required by applicable law, regulations or the rules of any exchange or market on which the Company’s common stock is traded or listed or the amendment would increase the number of shares reserved for issuance under the Restated LTIP.
The Compensation Committee may amend the terms of any outstanding Award under the Restated LTIP, except that no amendment may materially adversely affect any right of a participant under an Award without his or her written consent. Furthermore, no amendment may reduce the exercise price of any options or SARs awarded under the Restated LTIP, exchange an option or a SAR which has an exercise price greater than the fair market value of a share of common stock for cash or shares of common stock, cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price, or reprice any outstanding Award, in each case without approval of the stockholders of the Company.
U.S. Federal Income Tax Consequences
The following is a summary of the current U.S. federal income tax consequences of awards made under the Restated LTIP. The summary is general in nature and does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary does not attempt to describe (i) any tax consequences arising in the context of a participant’s death or disability or (ii) any state or local or non-U.S. tax laws that may be applicable. The following information is provided for stockholders considering how to vote on this proposal and is not tax guidance to participants.
Nonqualified Stock Options
In general, no taxable income is realized by a participant upon the grant of a nonqualified stock option (an option that is not an incentive stock option). Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income.
Incentive Stock Options (“ISOs”)
The Code provides for tax treatment of options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded to nonqualified stock options. ISOs are not taxable to the participant at the time of grant. However, upon the exercise of an ISO, then, generally the participant will not recognize ordinary income and the Company will not be entitled to a deduction, although the difference between shares purchased over the exercise price of the ISO at the date of exercise is an addition to income in determining alternative minimum taxable income and such amount may be sufficient in amount to subject the participant to the alternative minimum tax. Upon the sale of the underlying shares acquired upon the exercise of an ISO (assuming that the sale does not constitute a “disqualifying disposition” as described below), any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and the Company will not be entitled to a deduction. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or 1 year after the receipt of the shares by the participant (a “disqualifying disposition”), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as a nonqualified stock option as discussed above.
Stock Appreciation Rights
Like nonqualified stock options, SARs generally are not taxable to the participant at grant, but will result in taxable ordinary income on the date of exercise equal to the amount paid to the participant (i.e., the excess of the value of the shares on the date of exercise over the base price of the SARs). Similarly, the Company generally will be entitled to a deduction in that same amount when the SARs are exercised.
Restricted Shares
A participant recognizes no taxable income at the time he or she is granted restricted stock, whether as a performance award or otherwise. However, if a participant makes an election under Section 83(b) of the Code to be taxed at grant, (i) the grant will be taxable as ordinary income (and deductible by the Company at that time), and (ii) any future appreciation or depreciation in the value of the shares of stock granted would be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxable as ordinary income when the restrictions under the grant lapse and the Company generally will be entitled to a deduction at that time. The amount subject to taxation (and deductible by the Company) is the fair market value of the shares reduced by any amount paid for the shares. To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.
Restricted Stock Units
In general, no taxable income is realized by a participant upon the grant of RSUs, whether as a performance award or otherwise. The fair market value of any stock paid and/or the cash amount paid under RSUs is taxable to the participant as ordinary income when such stock and/or cash is paid to the participant, even if the RSUs became non-forfeitable (i.e., the restrictions under the RSUs lapse) at an earlier date. Except to the extent a grant agreement provides that dividend equivalents are paid to a participant prior to the time the underlying RSUs are payable (in which case such dividend equivalents are taxable at the time of such payment), any dividend equivalents that accumulate before the RSUs are payable will be paid and taxable when such RSUs become payable. The Company is not entitled to a deduction until the stock or cash is payable and then generally is entitled to a deduction in the same amount, if any, that is taxable to the participant as ordinary income.
Other Awards
With respect to other awards granted under the Restated LTIP, including, DSUs, other share-based awards and other cash-based awards, generally when the participant receives payment with respect to an award the amount of cash and/or the fair market value of any shares or other property received will be taxable ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.
Section 162(m) of the Code
In general, a U.S. federal income tax deduction is allowed to the Company in an amount equal to the ordinary taxable income recognized by a participant with respect to awards granted under the Restated LTIP; provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligations with respect to the participant’s ordinary taxable income. Following the enactment of the TCJA, beginning with the 2018 calendar year, the $1 million annual deduction limitation under Section 162(m) of the Code applies to compensation paid to any individual who serves as a covered employee (generally, the Company’s Chief Executive Officer, Chief Financial Officer or other officer who qualifies as one of its other three most highly compensated executive officers in 2017 or any later calendar year). As a result, compensation paid to such covered employees, whether under the Restated LTIP or otherwise, in excess of $1 million per year will not be deductible by the Company to the extent Section 162(m) of the Code applies to the payment.
Change in Control
The acceleration of the exercisability or the vesting of an award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the 5 calendar years preceding calendar year in which the change in control occurs. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the Company is denied a tax deduction with respect to such excess.
Section 409A of the Code
Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals, and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (e.g., taxation at the later of the granting or vesting of an Award) plus interest and the imposition of an additional 20% penalty tax on the participant based on the deferred amounts included in the participant’s taxable income. The Company intends to structure awards under the Restated LTIP in a manner that is designed to be exempt from or comply with Section 409A of the Code.
Registration with the SEC
If this proposal is approved, we intend to file a Registration Statement on Form S-8 relating to the issuance of common shares under the Restated LTIP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Restated LTIP by the stockholders.
The Board recommends a vote “FOR” the approval of the amendment and restatement of the Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan and to make certain additional changes. Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2021 FISCAL YEAR
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
On March 9, 2021, the Audit Committee dismissed KPMG LLP as the Company’s independent registered public accounting firm. On March 11, 2021, the Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2021.
KPMG LLP’s audit reports on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2019 and 2020, contained the below separate paragraphs:
•
“As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for Revenue from Contracts with Customers as of January 1, 2018 due to the adoption of Topic 606.”

•
“As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for Leases as of January 1, 2019 due to the adoption of Topic 842.”

During the fiscal years ended December 31, 2019 and 2020, and through March 9, 2021, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG LLP’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2019 and 2020, and through March 11, 2021, neither the Company, nor anyone on behalf of the Company, consulted with Ernst & Young LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Ernst & Young LLP to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
In accordance with SEC rules and Ernst & Young LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of Ernst & Young LLP’s lead audit partner.
The Audit Committee and the Board believe that the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP and Ernst &

Young LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s lead independent registered public accounting firm for the 2021 fiscal year. Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Christopher S. Sotos
Age 49
President and Chief Executive Officer
For biographical information for Christopher S. Sotos, see “Proposal No. 1 — Nominees for Director.”
Chad Plotkin
Age 45
Senior Vice President and Chief Financial Officer
Mr. Plotkin has served as our Senior Vice President and Chief Financial Officer since November 2016. From January 2016 until his appointment as Senior Vice President and Chief Financial Officer, Mr. Plotkin served as Senior Vice President, Finance and Strategy. Prior to this, he served in varying capacities at NRG, including as Vice President of Investor Relations of both the Company and NRG from September 2015 to January 2016 and from January 2012 to February 2015 and Vice President of Finance of NRG from February 2015 to September 2015. From October 2007 to January 2012, Mr. Plotkin served in various capacities in the Strategy and Mergers and Acquisitions group of NRG, including as Vice President, beginning in December 2010.
Kevin P. Malcarney
Age 54
Senior Vice President, General Counsel and Corporate Secretary
Mr. Malcarney has served as Senior Vice President, General Counsel and Corporate Secretary since May 11, 2018. He served as Interim General Counsel of the Company from March 16, 2018. Mr. Malcarney was previously Vice President and Deputy General Counsel and served in various other roles at NRG since September 2008. Prior to that, Mr. Malcarney worked at two major law firms in Princeton, New Jersey and Philadelphia, Pennsylvania, and handled mergers and acquisitions, project financing and general corporate matters.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information concerning beneficial ownership of the Company’s Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each NEO; and (c) the directors and all executive officers as a group. The percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of March 4, 2021 and 81,636,042 shares of Class C common stock outstanding as of March 4, 2021, and percentage of combined voting power is based on 78,582,143 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 4, 2021. The percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 4, 2021. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table. See “Securities Authorized for Issuance under the LTIP as of March 4, 2021” under Proposal No. 3 for more detailed information regarding the outstanding equity awards and shares available for future awards under the LTIP as of March 4, 2021.
The address of the beneficial owners is Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
	Class A Common Stock		Class C Common Stock		Common Stock
Directors and Executive Officers	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
Jonathan Bram	—	—	—	—	—
Christopher S. Sotos	25,100(3)	*	176,535(3)	*	*
Chad Plotkin	6,697(4)	*	43,845(4)	*	*
Kevin P. Malcarney	600(5)	*	33,246(5)	*	*
Mary-Lee Stillwell	—	—	7,882	*	*
Nathaniel Anschuetz	—	—	—	—	—
Brian R. Ford	7,644(6)	*	46,850(6)	*	*
Bruce MacLennan	—	—	—	—	—
Ferrell P. McClean	16,288(7)	*	86,570(7)	*	*
Daniel B. More	—	—	25,252(8)	—	*
E. Stanley O’Neal	—	—	24,014(9)	*	*
Scott Stanley	—	—	—	—	—
All directors and executive officers as agroup (12 people)	56,329(10)	*	444,194(10)	*	*

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.
(3)
Includes 10,686 dividend equivalent rights (DERs) to be paid in Class C common stock. Excludes 37,805 restricted stock units (RSUs) and 111,463 relative performance stock units (RPSUs). Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(4)
Includes 3,260 DERs to be paid in Class C common stock. Excludes 11,295 RSUs and 33,725 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(5)
Includes 2,077 DERs to be paid in Class C common stock. Excludes 7,264 RSUs and 21,565 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company’s peer group over a three-year performance period. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a RSU or RPSU award (if such share were outstanding rather than being subject to the applicable award).

(6)
Includes 4,547 DSUs and 2,097 outstanding DERs to be paid in Class A common stock and 37,703 DSUs and 8,147 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(7)
Includes 9,093 DSUs and 4,195 outstanding DERs to be paid in Class A common stock and 48,868 DSUs and 8,750 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(8)
Includes 23,500 DSUs and 1,752 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).

(9)
Includes 20,280 DSUs and 1,456 DERs to be paid in Class C common stock, payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become vested proportionately with the DSUs to which they relate. Each DER represents the right to receive the dividends and distributions that would have otherwise been paid with respect to a share subject to a DSU award (if such share were outstanding rather than being subject to the DSU award).
(10)
Consists of the total holdings of directors and all executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth information for each person known to the Company to own more than five percent of any class of the Company’s common stock. The information provided is as of the date of their most recent Schedule 13G or Schedule 13D filing with the SEC. For our stockholders other than the GIP Entities (as defined below), percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of March 4, 2021 and 81,636,042 shares of Class C common stock outstanding as of March 4, 2021, and percentage of combined voting power is based on 78,582,143 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 4, 2021. For the GIP Entities (as defined below), who are the sole beneficial owners of our Class B and Class D common stock, percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of March 4, 2021 and 81,636,042 shares of Class C common stock outstanding as of March 4, 2021, plus any shares exchangeable into Class A or Class C common stock within 60 days of March 4, 2021, and percentage of combined voting power is based on 78,582,143 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 4, 2021. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table. For further information regarding material transactions between us and other related persons, see “Certain Relationships and Related Person Transactions.”

	Class A Common Stock		Class C Common Stock		Common Stock
Name of Beneficial Owner	Number(1)	% of Class A Common Stock	Number(1)	% of Class C Common Stock	% of Combined Voting Power(2)
GIP Entities	42,738,750(3)	55.3%	42,738,750(3)	36.8%	54.93%(4)
1345 Avenue of the Americas,
30th Floor New York,
New York 10105
The Bank of New York Mellon Corporation	—	—	6,267,448(5)	7.68%	*
240 Greenwich Street
New York, New York 10286
The Vanguard Group	3,593,074(6)	10.38%	7,701,903(6)	9.44%	4.67%
100 Vanguard Boulevard
Malvern, Pennsylvania, 19355
BlackRock, Inc.	2,548,818(7)	7.4%	5,776,656(7)	7.1%	3.32%
55 East 52nd Street
New York, New York 10055
FMR LLC	—	—	7,999,079(8)	9.8%	*
245 Summer Street
Boston, Massachusetts 02210
Franklin Resources, Inc.	—	—	4,455,205(9)	5.5%	*
Level 13, 35 Clarence Street
Sydney, C3 2000
Morgan Stanley	1,828,361 (10)	5.3%	—	—	2.33%
1585 Broadway
New York, New York 10036
Apollo Management Holdings GP, LLC.	2,320,721 (11)	6.7%	1,372,435 (11)	1.7%	2.97%
9 W. 57th Street, 43rd Floor
New York, New York 10019
Renaissance Technologies Holdings Corporation	1,876,229 (12)	5.42%	—	—	2.39%
800 Third Avenue
New York, New York 10022

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Based upon information set forth in the Schedule 13D filed on September 10, 2018 by Global Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Zephyr Acquisition Partners, L.P., and Clearway Energy Group LLC (collectively, the “GIP Entities”). The GIP Entities have shared voting power and shared dispositive power over 42,738,750 Class A shares and 42,738,750 Class C shares. Consists entirely of Class B units and Class D units of Clearway Energy LLC. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the GIP Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. GIP Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG, for which the rights and obligations thereunder were assigned to GIP on August 31, 2018 in connection with the closing of the GIP Transaction; provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see “Certain Relationships and Related Person Transactions — Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC” and “Certain Relationships and Related Person Transactions — Exchange Agreement.”

(4)
GIP Entities hold 42,738,750 shares of our Class B common stock and 42,738,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(5)
Based upon information set forth in the Schedule 13G/A filed on February 1, 2021 by The Bank of New York Mellon Corporation, BNY Mellon IHC, LLC, MBC Investments Corporation and Mellon Investments Corporation. The Bank of New York Mellon Corporation has sole voting power over 6,028,241 Class C shares, shared voting power over 2,760 Class C shares, sole dispositive power over 6,124,483 Class C shares and shared dispositive power over 142,889 Class C shares. BNY Mellon IHC, LLC has sole voting power over 5,435,432 Class C shares, sole dispositive power over 5,535,285 Class C shares and shared dispositive power over 135,394 Class C shares. MBC Investments Corporation has sole voting power over 5,435,432 Class C shares, sole dispositive power over 5,535,285 Class C shares and shared dispositive power over 135,394 Class C shares. Mellon Investments Corporation has sole voting power over 4,316,347 Class C shares, sole dispositive power over 4,416,200 Class C shares and shared dispositive power over 135,394 Class C shares.

(6)
Based upon information set forth in the Schedules 13G/A filed on February 10, 2021 by The Vanguard Group (“Vanguard”). With respect to the Class A shares, Vanguard has shared voting power over 53,477 Class A Shares, sole dispositive power over 3,514,501 Class A shares, and shared dispositive power over 78,573 Class A shares. With respect to the Class C shares, Vanguard has shared voting power over 89,383 Class C shares, sole dispositive power over 7,545,386 Class C shares and shared dispositive power over 156,517 Class C shares.

(7)
Based upon information set forth in the Schedules 13G/A filed on January 29, 2021 by BlackRock, Inc. (“BlackRock”). With respect to the Class A shares, BlackRock has sole voting power over 2,466,690 Class A shares and sole dispositive power over 2,548,818 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 5,636,685 Class C shares and sole dispositive power over 5,776,656 Class C shares.

(8)
Based upon information set forth in the Schedule 13G/A filed on February 8, 2021 by FMR LLC (“FMR”). FMR has sole voting power over 1,327,535 Class C shares and sole dispositive power over 7,999,079 Class C shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(9)
Based upon information set forth in the Schedule 13G filed on February 11, 2021 by Franklin Resources, Inc. Franklin Resources, Inc. has sole voting power over 4,455,205 Class C shares and sole dispositive power over 4,455,205 Class C shares.

(10)
Based upon information set forth in the Schedule 13G filed on February 17, 2015 by Morgan Stanley. Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a wholly-owned subsidiary of Morgan Stanley and a broker dealer registered under Section 15 of the Exchange Act.

(11)
Based upon information set forth in the Schedule 13G/A filed on February 12, 2021 by Apollo Management Holdings GP, LLC. Apollo Management Holdings GP, LLC has shared voting power over 2,320,721 Class A shares and shared dispositive power over 2,320,721 Class A shares. With respect to Class C shares, Apollo Management Holdings GP, LLC has shared voting power over 1,372,435 Class C shares and shared dispositive power over 1,372,435 Class C shares.

(12)
Based upon information set forth in the Schedule 13G filed on February 11, 2021 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (collectively, “Renaissance”). Renaissance has sole voting power over 1,829,729 Class A shares and sole dispositive power over 1,876,229 Class A shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
RELATIONSHIP WITH GIP
GIP, through its ownership of CEG, indirectly owns all of our outstanding Class B common stock and our Class D common stock, which represents, in the aggregate, 54.93% of the voting interest in our stock and receives distributions from Clearway Energy LLC through its ownership of Class B and Class D units of Clearway Energy LLC. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining 45.06% of the voting interest in our stock. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared.

The diagram below depicts our organizational structure as of March 4, 2021. Clearway Energy LLC indirectly holds the equity interests in our project companies.

STRATEGIC SPONSORSHIP WITH GIP AND CEG
CEG Master Services Agreements
The Company, along with Clearway Energy LLC and Clearway Energy Operating LLC, entered into Master Services Agreements with CEG (the “CEG Master Services Agreements”), pursuant to which CEG and certain of its affiliates or third-party service providers provide certain services, including operational and administrative services, which include human resources, information systems, external affairs, accounting, procurement, and risk management services, to the Company and certain of its subsidiaries, and the Company and certain of its subsidiaries provide certain services, including accounting, internal audit, tax and treasury services, to CEG, in exchange for the payment of fees in respect of such services. For the year ended December 31, 2020, the Company paid approximately $2,493,000 under the CEG Master Services Agreements. In addition, certain Thermal and Conventional segments projects reimbursed CEG approximately $2,753,000 during the year ended December 31, 2020 for costs incurred by CEG on behalf of such entities.
RIGHT OF FIRST OFFER AGREEMENTS
CEG ROFO Agreement
On August 31, 2018, we entered into a ROFO Agreement with CEG (the “CEG ROFO Agreement”) and, solely for certain purposes thereof, GIP, pursuant to which CEG granted us and our subsidiaries a right of first offer on any proposed sale or transfer of certain assets owned by CEG. On August 1, 2019, the CEG ROFO Agreement was amended to grant us and our affiliates a right of first offer on any proposed sale, transfer or other disposition of certain assets of CEG (the “CEG ROFO Assets”) until August 31, 2023, as listed in the table below. CEG is not obligated to sell the remaining CEG ROFO Assets to us and, if offered by CEG, we cannot be sure whether these assets will be offered on acceptable terms or that we will choose to consummate such acquisitions.
The assets listed below represent our currently committed investments in projects with CEG, as well as the assets subject to our ROFO Agreement with CEG:
Committed Investments and CEG ROFO Assets
Asset	Technology	Gross Capacity (MW)	State	COD	Status
Pinnacle Repowering	Wind	55	WV	2021	Committed
Mesquite Sky(a)	Wind	345	TX	2021	Committed
Black Rock(a)	Wind	110	WV	2021	Committed
Mililani I(a)	Solar	39	HI	2022	Committed
Waiawa(a)	Solar	36	HI	2022	Committed
Daggett(a)	Solar	482	CA	2022	Committed
Wildflower	Solar	100	MS	2022	ROFO

(a)
Projects included in a co-investment partnership with Hannon Armstrong Sustainable Infrastructure Capital, Inc.

Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any of the remaining CEG ROFO Assets, CEG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with CEG in good faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, CEG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such CEG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to CEG than those offered pursuant to the written notice.

Under the CEG ROFO Agreement, CEG is not obligated to sell the remaining CEG ROFO Assets. In addition, any offer to sell under the CEG ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within CEG’s organization that are involved in acquisitions that are suitable for us have responsibilities within CEG’s broader asset management business. Notwithstanding the significance of the services to be rendered by CEG or their designated affiliates on our behalf or of the assets which we may elect to acquire from CEG in accordance with the terms of the CEG ROFO Agreement or otherwise, CEG does not owe fiduciary duties to us or our stockholders. Any material transaction with CEG (including the proposed acquisition of any CEG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee.
The Company and CEG work collaboratively in considering new assets to be added under the CEG ROFO Agreement or to be acquired by the Company outside of the CEG ROFO Agreement.
Drop Drown Transactions
On January 12, 2021, we acquired 100% of CEG’s equity interest and a third party investor’s minority interest in Rattlesnake Flat, LLC, which owns the Rattlesnake Wind Project, a 144 MW wind facility located in Adams County, WA for $132 million in cash consideration.
On December 21, 2020, subsidiaries of the Company entered into the Lighthouse Partnership Agreements providing for the Company’s co-investment in a 1,204 MW portfolio of renewable energy projects developed by CEG. In addition, the agreements included an amendment of the partnership that owns the 419 MW Mesquite Star wind project, providing the Company with additional project cash flows after the first half of 2021. As described below, the Company had previously acquired an interest in Mesquite Star Pledgor LLC, which was subsequently renamed Lighthouse Renewable Holdco LLC. The 1,204 MW portfolio of renewable energy projects includes:
•
five geographically diversified wind, solar and solar plus storage assets under development totaling 1,012 MW, and

•
the 192 MW Rosamond Central solar project, located in Kern County, California. The Company acquired 100% of the Class A membership interests of Rosie TargetCo LLC, which consolidates its interest in a tax equity fund that owns the project, for approximately $24 million in cash consideration. Rosie TargetCo LLC is a partnership, whose Class B membership interests are owned by a third party investor. The Company is entitled to a 50% cash equity interest in Rosamond Central through its Class A membership interests.

For the above-mentioned transactions, we expect to invest an estimated $214 million in corporate capital by the end of 2022, inclusive of the $24 million invested in Rosamond Central, subject to closing adjustments and the projects achieving certain milestones.
On November 20, 2020, we acquired from Clearway Renew LLC, a subsidiary of CEG, and a third party investor, 100% of the cash equity interests in Langford Holding LLC, which owns the Langford wind project, for total cash consideration of approximately $64 million. The Langford wind project is a 160 MW wind project located in West Texas which was repowered and achieved commercial operations in November 2020.
On November 2, 2020, we acquired from CEG (i) the Class B membership interests in the DGPV Holdco Entities and (ii) an SREC Contract for an aggregate of $44 million in cash consideration.
On November 2, 2020, the CEG ROFO Agreement was amended to (i) add the assets comprising the cash equity partnership offer from CEG to the pipeline under the CEG ROFO Agreement, (ii) memorialize as a CEG ROFO Asset the contract related to the monetization of renewable energy credits associated with assets within the DGPV Holdco Entities, which was acquired at the same time; and (iii) extend the third-party negotiation periods for CEG’s residual interest in Kawailoa and Oahu assets as well as the assets comprising the cash equity partnership offer from CEG to November 2, 2021.
On September 1, 2020, we, through our indirect subsidiary Mesquite Star HoldCo LLC, acquired the Class A membership interests in Mesquite Star Pledgor LLC from Clearway Renew LLC, a subsidiary of

CEG, for $74 million in cash consideration. Mesquite Star Pledgor LLC is the primary beneficiary and consolidates its interest in a tax equity fund that owns the Mesquite Star wind project, a 419 MW utility scale wind project located in Fisher County, Texas. A majority of the project’s output is backed by contracts with investment grade counterparties with a 12 year weighted average contract life. Mesquite Star Pledgor LLC was renamed Lighthouse Renewable Holdco LLC and the Class B membership interests were sold to a third party investor.
On April 17, 2020, we entered into binding agreements related to the previously announced drop down offer from CEG to enable us to acquire and invest in a portfolio of renewable energy projects. The following projects are included in the drop down:
•
CEG’s interest in Repowering Partnership II LLC (Repowering 1.0), which we acquired on May 11, 2020 for cash consideration of $70 million,

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100% of the equity interests in Rattlesnake Flat, LLC, which owns the Rattlesnake Wind Project, a 160 net MW wind facility located in Adams County, WA, which we acquired on January 12, 2021 as mentioned above, and

•
On February 26, 2021, we, through an indirect subsidiary, entered into an amended partnership agreement with CEG to repower the Pinnacle Wind Project, a 55 net MW wind facility located in Mineral County, WV. The amended agreement commits us to invest an estimated $67 million in net corporate capital, subject to closing adjustments, and no longer requires an additional payment in 2031. The existing Pinnacle Wind power purchase agreements will continue to run through 2031. Commercial operations and corporate capital funding for the Pinnacle Wind Repowering Partnership are expected to occur in the second half of 2021.

For the above mentioned transactions, the agreements commit us to invest an estimated $256 million in net corporate capital, subject to closing adjustments.
PARTNERSHIPS WITH CEG
DGPV Holdco Consolidation
On November 2, 2020, the Company acquired the Class B membership interests in DGPV Holdco 1, DGPV Holdco 2 and DGPV Holdco 3 (the “DGPV Holdco Entities”) from Renew DG Holdings LLC, a subsidiary of CEG, and a Solar Renewable Energy Credit (“SREC”) contract for $44 million in cash consideration. Subsequent to the acquisition of the remaining interests in the DGPV Holdco Entities, the Company transferred its interests to DG-CS Master Borrower LLC, and issued debt that was utilized to repay existing project-level debt outstanding and unwind interest rate swaps for certain of the tax equity arrangements related to the underlying project funds. Effective with the acquisition of the Class B membership interests of the DGPV Holdco Entities, the Company consolidates all of the DGPV Holdco Entities, including DG-CS Master Borrower LLC, and its subsidiaries, which consist of seven tax equity funds that collectively own approximately 172 distributed solar projects with a combined 286 MW of capacity.
RPV Holdco 1 LLC
On May 14, 2020, the Company sold its interests in RPV Holdco 1 LLC to a third party for net proceeds of approximately $75 million.
Repowering Partnership
On August 30, 2018, Wind TE Holdco, an indirect subsidiary of the Company, formed a partnership with Clearway Renew LLC, an indirect subsidiary of CEG, in order to facilitate the repowering of wind facilities of two of its indirect subsidiaries, Elbow Creek Wind Project LLC, or Elbow Creek, and Wildorado Wind LLC, or Wildorado Wind. Wind TE Holdco contributed its interests in the two facilities and Clearway Renew LLC contributed a turbine supply agreement, including title to certain components that qualify for production tax credits.
On June 14, 2019, Repowering Partnership LLC was replaced with Repowering Partnership II LLC as the owner of the Elbow Creek and Wildorado Wind projects, as well as Repowering Partnership Holdco

LLC. We invested $101.6 million in net corporate capital to fund the repowering of the wind facilities during the fourth quarter of 2019 and the first quarter of 2020. These assets have reached Repowering COD.
Kawailoa Solar Partnership
On May 1, 2019, the Company entered into a partnership with Clearway Renew LLC, a subsidiary of CEG, to own, finance, operate and maintain the Kawailoa Solar Partnership, which consists of the Kawailoa Solar Project, a 49 MW utility-scale solar generation project located in Oahu, Hawaii. The Company contributed $9 million into the partnership during the year ended December 31, 2019.
Oahu Solar Partnership
On March 8, 2019, the Company entered into a partnership with Clearway Renew LLC, a subsidiary of CEG, to own, finance, operate and maintain the Oahu Solar projects, which consist of Lanikuhana and Waipio, 15 MW and 46 MW utility-scale solar generation projects, respectively, located in Oahu, Hawaii, which both reached COD in September 2019 and began to sell power to HECO pursuant to the long-term power purchase agreements. The Company contributed $20 million into the partnership during the year ended December 31, 2019.
OPERATIONS AND MAINTENANCE AGREEMENTS
CEG provides operations and maintenance (“O&M”) and day-to-day operational support to our utility scale solar and wind facilities in accordance with O&M agreements with us. Each of the counterparties to the O&M agreements is an affiliate of CEG. The O&M agreements for which the amount paid to CEG exceeded $120,000 during fiscal year 2020 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Avenal	O&M Agreement, dated January 31, 2011	$517,000
Borrego	O&M Agreement, dated August 1, 2012	$430,000
Buckthorn Solar	O&M Agreement, dated May 22, 2017	$2,964,000
Chestnut Fund LLC	O&M Agreement, dated February 9, 2018	$839,000
Clearway & EFS Distributed Solar LLC	O&M Agreement, dated October 28, 2016	$209,000
CVSR	O&M Agreement, dated September 30, 2011	$4,485,000
DGPV Fund 2 LLC	O&M Agreement dated, September 4, 2015	$247,000
DGPV Fund 4 LLC	O&M Agreement dated, June 16, 2017	$1,019,000
Golden Puma Fund LLC	O&M Agreement dated, March 30, 2017	$883,000
Kansas South	O&M Agreement, dated June 13, 2017	$967,000
Kawailoa Solar LLC	O&M Agreement, dated December 14, 2017	$147,000
Lanikuhana Solar LLC	O&M Agreement, dated December 28, 2017	$312,000
Solar Blythe	O&M Agreement, dated November 1, 2017	$368,000
Solar Community 1 LLC	O&M Agreement, dated February 9, 2018	$247,000
SPP Fund II	O&M Agreement, dated October 31, 2017	$515,000
SPP Fund III	O&M Agreement, dated October 31, 2017	$263,000
TA High Desert	O&M Agreement, dated June 9, 2017	$474,000
Waipio PV LLC	O&M Agreement, dated December 28, 2017	$591,000

Project	Agreement Description	Approximate Amount Paid to CEG
Wind
Alta Wind X	O&M Agreement, dated December 12, 2016	$1,955,000
Alta Wind XI	O&M Agreement, dated December 12, 2016	$1,625,000
Alta Wind I	O&M Agreement, dated December 12, 2016	$1,480,000
Alta Wind II	O&M Agreement, dated December 12, 2016	$378,000
Alta Wind III	O&M Agreement, dated December 12, 2016	$383,000
Alta Wind IV	O&M Agreement, dated December 12, 2016	$307,000
Alta Wind V	O&M Agreement, dated December 12, 2016	$453,000
Buffalo Bear	O&M Agreement, dated May 1, 2016	$277,000
Crosswinds	O&M Agreement, dated May 1, 2016	$639,000
Elbow Creek	O&M Agreement, dated October 31, 2018	$1,846,000
Elkhorn Ridge	O&M Agreement, dated May 9, 2008	$495,000
Forward	O&M Agreement, dated October 20, 2016	$493,000
Goat Wind	O&M Agreement, dated February 18, 2008	$2,192,000
Hardin	O&M Agreement, dated May 1, 2016	$373,000
Laredo Ridge	O&M Agreement, dated December 24, 2015	$1,883,000
Lookout	O&M Agreement, dated February 11, 2008	$824,000
Mesquite Star Special LLC	O&M Agreement, dated May 7, 2019	$978,000
Odin	O&M Agreement, dated September 16, 2016	$548,000
Pinnacle	O&M Agreement, dated December 1, 2016	$1,252,000
San Juan Mesa	O&M Agreement, dated December 27, 2005	$2,277,000
Sleeping Bear	O&M Agreement, dated May 1, 2016	$1,369,000
Spanish Fork	O&M Agreement, dated September 16, 2016	$414,000
South Trent	Management O&M Agreement, dated October 1, 2015	$1,303,000
Taloga	O&M Agreement, dated July 1, 2016	$2,749,000
Wildorado	O&M Agreement, dated February 11, 2008	$2,620,000
ASSET MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS
CEG provides day-to-day administrative support to certain of our project-level entities in accordance with asset management and administrative services agreements (the “ASAs”). The ASAs for which the amount involved exceeded $120,000 during fiscal year 2020 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.
Project	Agreement Description	Approximate Amount Paid to CEG
Solar
Alpine	Asset Management Agreement, dated March 15, 2012	$146,000
Buckthorn Solar	Asset Management Agreement, dated May 22, 2017	$240,000
Chestnut Fund LLC	Asset Management Agreement, dated July 31, 2017	$202,000
CS4 Fund LLC	Asset Management Agreement, dated November 29, 2018	$175,000

Project	Agreement Description	Approximate Amount Paid to CEG
CVSR Holdco	Asset Management Agreement, dated April 26, 2016	$217,000
Kawailoa Solar Holdings	Asset Management Agreement, dated December 14, 2017	$123,000
Oahu Solar	Asset Management Agreement, dated December 28, 2017	$192,000
Solar Community 1 LLC	Asset Management Agreement, dated March 29, 2013	$636,000
SPP Fund III	Asset Management Agreement, dated October 31, 2017	$128,000
SPP P-IV Master Lessee	Asset Management Agreement, dated July 12, 2012	$180,000
Utah Solar Holdings LLC	Master Management Agreement, dated March 27, 2017	$302,000
Wind
Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	$250,000
Elbow Creek	Project Administration Agreement, dated January 1, 2018	$255,000
Forward	Services Agreement, dated January 1, 2012	$193,000
Laredo Ridge	Support Services Agreement, dated May 27, 2010	$155,000
Lookout	Services Agreement, dated January 1, 2012	$193,000
Pinnacle	Amended and Restated Services Agreement, dated September 15, 2011	$166,000
Sleeping Bear	Services Agreement, dated January 1, 2012	$193,000
South Trent	Project Administration Agreement, dated October 1, 2015	$232,000
Spanish Fork	Services Agreement, dated January 1, 2012	$193,000
Taloga	Services Agreement, dated November 20, 2012	$154,000
Viento Funding II, Inc.	Management and Administration Agreement, dated July 1, 2013	$403,000
Wildorado	Project Administration Agreement, dated September 25, 2017	$246,000
Wind TE Holdco LLC	Services Agreement, dated November 3, 2014	$1,011,000
INSURANCE REIMBURSEMENTS
During 2020, we paid approximately $34,951,000 for insurance premium reimbursements to CEG.
FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEARWAY ENERGY LLC
The following is a description of the material terms of Clearway Energy LLC’s Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). For the year ended December 31, 2020, Clearway Energy LLC made approximately $120,992,000 in distributions to us and $89,794,000 to CEG (the holder of Class B and Class D units).
Governance
We serve as the sole managing member of Clearway Energy LLC. As such, we and effectively our Board, control the business and affairs of Clearway Energy LLC and are responsible for the management of its business.
Voting and Economic Rights of Members
Clearway Energy LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and Class B units and Class D units may be issued only to CEG and held by CEG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).
Net profits and net losses and distributions by Clearway Energy LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway Energy LLC held. Generally, Clearway Energy LLC will make distributions to holders of units for the purpose of funding tax obligations in respect of income of Clearway Energy LLC that is allocated to the members of Clearway Energy LLC.
Coordination with Clearway Energy LLC
Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway Energy LLC, and Clearway Energy LLC will either:
•
transfer a newly issued Class A unit of Clearway Energy LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Clearway Energy LLC to us in the case of the issuance of a share of Class C common stock; or

•
use the net proceeds to purchase a Class B unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Clearway Energy LLC when transferred to us, or a Class D unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Clearway Energy LLC when transferred to us.

If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Clearway Energy LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.
EXCHANGE AGREEMENT
We entered into an Amended and Restated Exchange Agreement with NRG (the “Exchange Agreement”), which was assigned to CEG upon the GIP Transaction. Under the Exchange Agreement, CEG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Clearway Energy LLC) may from time to time cause Clearway Energy LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.
When CEG or its permitted transferee exchanges a Class B unit of Clearway Energy LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when CEG or its permitted transferee exchanges a Class D unit of Clearway Energy LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As a result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Clearway Energy LLC will be correspondingly increased.
REGISTRATION RIGHTS AGREEMENT
We entered into an Amended and Restated Registration Rights Agreement with NRG (the “Registration Rights Agreement”), which was assigned to CEG upon the GIP Transaction. Under the Registration Rights Agreement, CEG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Clearway Energy LLC that CEG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Clearway Energy LLC that CEG owns.
PROCEDURES FOR REVIEW, APPROVAL AND RATIFICATION OF RELATED PERSON TRANSACTIONS; CONFLICTS OF INTEREST
Our Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See “Governance of the Company — Corporate Governance, Conflicts and Nominating Committee.”
The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions”, which are all transactions, arrangements or relationships in which:
•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:
•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting stock;

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any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company’s voting stock; and

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any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.
If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.
As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.

Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee’s guidelines.
The Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including CEG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY
EXECUTIVE COMPENSATION PROGRAM
Clearway is a publicly-traded energy infrastructure investor and owner of modern, sustainable and long-term contracted assets across North America. GIP, through its portfolio company, CEG, holds all of our Class B common stock and Class D common stock and thus has the majority voting interest in the Company. This Compensation Discussion and Analysis (this “CD&A”) describes the philosophy, elements, implementation and results of our 2020 executive compensation program as it applies to the executive team.
The Compensation Committee’s objectives are to design a simple yet competitive program, which is aligned with the interests of our stockholders. This program is designed to align short-term and long-term compensation with the Company’s annual performance and 3-year total stockholder return (“TSR”), respectively. Our annual incentive program (“AIP”) is based on objective criteria that support the achievement of our short-term objectives, which we believe create long-term shareholder value. Our long-term incentives are comprised of 67% Relative Performance Stock Units (“RPSUs”), which vest based on relative TSR measured over 3 years and 33% Restricted Stock Units (“RSUs”), which vest based on continued service over 3 years. The program incorporates many best practices in compensation design, while being tailored to our business needs and compensation objectives.
In 2020, the Compensation Committee reviewed and did not modify its compensation philosophy behind the compensation program. Thus, NEO compensation continued to be delivered through a mix of (i) base salary, (ii) an annual incentive bonus opportunity under the AIP and (iii) long-term incentive compensation under our LTIP in the form of RPSUs and RSUs.
At our 2020 Annual Meeting of Stockholders, we received 99% support for our say on pay proposal. We believe these results demonstrate our stockholders support our pay practices and that our compensation program is aligned with their interests.
KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our compensation program and practices incorporate several key governance features as highlighted in the table below.
What We Do:	What We Don’t Do:
• Pay for performance by delivering a substantial majority of our CEO’s compensation through equity	• No excise tax gross-ups on change-in-control payments and no tax gross-ups on perquisites or benefits
• The large majority of our equity compensation for Senior Vice Presidents and above is performance-based	• No pledging or hedging of the Company’s stock by NEOs or directors
• Target our peer group median for total direct compensation	• No employment agreements for executive officers with the exception of our CEO
• Require a double trigger for the acceleration of equity vesting in connection with a change-in-control	• No guaranteed bonus payments for our NEOs
• Prevent undue risk taking in our compensation practices and engage in robust risk monitoring	• No supplemental executive retirement plans
• Include clawback policies in our compensation plans	• No re-pricing of underwater stock options and no stock option grants with an exercise price below 100% of fair market value
• Maintain robust stock ownership guidelines for our NEOs

What We Do:	What We Don’t Do:
• Provide market-level retirement benefits and limited perquisites
• Engage an independent compensation consultant to provide advice to the Compensation Committee with respect to our compensation program
• Conduct an annual say on pay vote
BUSINESS STRATEGY AND COMPANY PERFORMANCE
The Company’s primary business strategy is to focus on the acquisition and ownership of assets with predictable, long-term cash flows that allow the Company to increase the cash dividends paid to holders of the Company’s Class A and Class C common stock over time without compromising the ongoing stability of the business. The Company’s plan for executing this strategy includes the following key components: focusing on contracted renewable energy and conventional generation and thermal infrastructure assets; growing our business through acquisitions of contracted operating assets primarily in North America; and maintaining sound financial practices to grow our dividend.
The execution of the Company’s business strategy produced the following results in 2020:
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Raised approximately $1.4 billion in new capital formation for growth investments and liability management, which included corporate level debt and equity financings, the optimization of non-recourse project level debt, and the recycling of non-strategic assets

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Closed on the disposition of non-strategic assets providing for approximately $90 million in capital available for growth investments

•
Invested or committed approximately $642 million in new growth investments with CEG

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Successfully managed the impacts from the PG&E bankruptcy through PG&E’s bankruptcy emergence

•
Entered into an agreement to acquire an additional 35% equity interest in the Agua Caliente solar project from NRG Energy, Inc., with the transaction closing in 2021

Such results were taken into account by the Compensation Committee in making determinations with respect to the compensation for our NEOs under the 2020 compensation program.

EXECUTIVE COMPENSATION PROGRAM
2020 NAMED EXECUTIVE OFFICERS
This CD&A describes the material components of our compensation program for our NEOs in 2020. For the year ending December 31, 2020, our NEOs included the following individuals:
NEO	2020 Title
Christopher S. Sotos	President and Chief Executive Officer
Chad Plotkin	Senior Vice President and Chief Financial Officer
Kevin P. Malcarney	Senior Vice President, General Counsel and Corporate Secretary
Mary-Lee Stillwell	Vice President and Chief Accounting Officer(1)

(1)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020.

GOALS AND OBJECTIVES OF THE PROGRAM
The Compensation Committee is responsible for the development and implementation of the Company’s executive compensation program, subject to Board approval for equity awards to certain officers, and references to Compensation Committee actions described below should be read in a manner that contemplates the requisite Board approval, as applicable, is in effect (see “Board Committees — Compensation Committee” above). The intent of the program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy. The Compensation Committee is committed to aligning executives’ compensation with performance. Our Compensation Committee has designed an executive compensation program that:
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closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

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supports the Company’s long-term business strategy, while rewarding our executive team for their individual accomplishments with tailored individual executive compensation metrics and incentives; and

•
provides a competitive compensation opportunity while aligning with market standards for compensation.

The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. The Company currently targets pay at the median of our Compensation Peer Group (defined below), as described under “Elements of Compensation.”

THE COMPENSATION PROCESS
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. As noted above, Deloitte served as the Compensation Committee’s independent compensation consultant for the first eight months of fiscal year 2020. Pay Governance became the Compensation Committee’s independent compensation consultant in August 2020 after a key relationship contact from Deloitte joined Pay Governance, and Pay Governance has continued to serve in that capacity to the present date. Deloitte worked with the Compensation Committee to formulate the design of the executive and director compensation programs for 2020. Each of Deloitte and Pay Governance provided reports to the Compensation Committee (during the respective periods they served as compensation consultant) containing research, market data, survey information and information regarding trends and developments in executive and director compensation. Each of Deloitte and Pay Governance reported directly to the Compensation Committee (during the respective periods they served as compensation consultant). The Company paid each of Deloitte and Pay Governance $138,192 and $50,051, respectively, for the work they performed for the Compensation Committee in 2020. CEG engaged Deloitte and its affiliate, Deloitte & Touche LLP, to provide additional services in 2020, for which CEG paid $188,375. These additional services primarily related to accounting and reporting support. Given that these services were provided to CEG, the decision to engage Deloitte and its affiliate for such services was not made, or recommended, by our management, or approved by the Compensation Committee or the Board. Neither Pay Governance, nor any of their affiliates provided services for any of our affiliates in 2020. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Deloitte or Pay Governance (or any individuals working on the Company’s account on behalf of Deloitte or Pay Governance).
COMPENSATION PEER GROUP ANALYSIS
The Compensation Committee, with support from its independent compensation consultant, identifies the most appropriate comparator group within relevant industries for purposes of benchmarking compensation. The Compensation Committee aims to compare our compensation program to a consistent peer group year-to-year but given the dynamic nature of our industry and the companies that constitute it, the Compensation Committee annually examines the peer group for appropriateness in terms of size, complexity and industry. As a result of such annual review, the Compensation Committee identified a new peer group for compensation benchmarking purposes in 2020 (the “Compensation Peer Group”).
For these purposes, the Compensation Peer Group, comprised of similarly sized publicly owned energy and utility companies, is identified below.
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Genesis Energy, L.P.	NYSE: GEL	South Jersey Industries, Inc.	NYSE: SJI
Innergex Renewable Energy Inc.	TSX: INE	Suburban Propane Partners, L.P.	NYSE: SPH
MGE Energy, Inc.	NASDAQ: MGEE	TransAltaCorporation.	NYSE: TAC
Northland Power Inc.	TSX: NPI

(1)
El Paso Electric Company was acquired by Sun Jupiter Holdings LLC in July 2020 and was delisted,

but was included by Deloitte (when it was serving as compensation consultant) as part of its 2020 compensation benchmarking analysis, and for that reason, El Paso Electric Company is included in the Compensation Peer Group for 2020 but will not be part of the Compensation Peer Group for 2021 or going forward.
(2)
Pattern Energy Group Inc. was acquired by Canada Pension Plan Investment Board in March 2020 and was delisted, but was included by Deloitte (when it was serving as compensation consultant) as part of its 2020 compensation benchmarking analysis, and for that reason, Pattern Energy Group Inc. is included in the Compensation Peer Group for 2020 but will not be part of the Compensation Peer Group for 2021 or going forward.

For the purposes of determining appropriate NEO pay levels for 2020, the Compensation Committee reviewed NEO compensation from peers, where available and appropriate (e.g., based on an NEO’s position and duties). To supplement this analysis, the Compensation Committee also participated in meetings with its compensation consultant regarding the compensation consultant’s review of relevant third-party survey data and considered the recommendations of the CEO on NEO and employee compensation matters not involving the CEO. The Compensation Committee may accept or adjust such CEO recommendations at its discretion.

ELEMENTS OF COMPENSATION
Our compensation program for our NEOs consists of fixed compensation (base salary), performance-based compensation (AIP bonus and RPSUs) and time-based compensation (RSUs). We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted levels of total direct compensation (cash and equity) for our NEOs. We expect that, over time, targeted total direct compensation for our NEOs will continue to approximate the median of our Compensation Peer Group. Realized pay in a given year depends on the achievement of defined performance-based compensation metrics. While a portion of our NEOs’ compensation is fixed, a significant percentage is at-risk and payable and/or realizable only if certain performance objectives are met.
BASE SALARY
Base salary compensates NEOs for their level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, the level of responsibility of the NEO with respect to his or her specific position, and the NEO’s current base salary level compared to the market median. Mr. Malcarney and Ms. Stillwell received base salary increases in 2020 based on their performance and peer group benchmarking. The base salary for each NEO for fiscal year 2020 is set forth below:
Named Executive Officer	2020 Annualized Base Salary ($)(1)	Percentage Increase Over 2019 (%)(2)
Christopher S. Sotos	611,000	0%
Chad Plotkin	380,000	0%
Kevin P. Malcarney	307,500	3%
Mary-Lee Stillwell(3)	303,850	3%

(1)
Actual 2020 base salary earnings are presented in the Summary Compensation Table.

(2)
As compared to the December 31, 2019 annualized base salary.

(3)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020. Ms. Stillwell earned $196,969 prior to her departure.

ANNUAL INCENTIVE COMPENSATION
Overview
Annual incentive compensation awards (AIP bonuses) are made under our AIP. AIP bonuses represent short-term compensation designed to compensate NEOs for meeting annual Company goals and for their individual performance over the course of the year. The Compensation Committee establishes these annual Company goals after reviewing the Company’s business strategy and other matters. As further discussed below, the annual goals for 2020 relate to the following three areas: (a) CAFD, (b) key performance milestones, and (c) achievement of the Thermal Plan (as described below). In addition, each NEO’s individual performance may (negatively or positively) affect the bonus amount that he or she ultimately receives under our AIP. However, notwithstanding individual performance or the extent to which the Company goals are achieved, the Compensation Committee retains sole discretion under the AIP to reduce the amount of or eliminate any AIP bonuses that are otherwise payable under the AIP.
AIP bonus opportunities are expressed in terms of threshold, target and maximum bonus opportunities. Different percentages of each NEO’s annual base salary relate to these threshold, target and maximum AIP bonus opportunities. However, in the event threshold performance for 2020 was not achieved with respect to any of the AIP performance metrics, no AIP bonuses would have been payable for 2020.
The AIP provides NEOs (other than Mr. Sotos whose severance is governed by his employment agreement) eligibility for a pro-rated target bonus payment for the year of a qualifying severance termination, based on the portion of the performance period that the NEO was employed.

2020 AIP Bonus Performance Criteria
The AIP bonus performance criteria applicable to all NEOs are based upon the three Company goals described above and individual performance. The table below sets forth the 2020 AIP performance criteria and weightings applicable to all NEOs, assuming the achievement of each goal at target.
Goal	Weight
CAFD(1)	35%
Key Performance Milestones	55%
Achievement of the Thermal Plan	10%
Overall Funding	100%
Individual Performance	+/- 20%

(1)
CAFD is adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, and changes in prepaid and accrued capacity payments.

•
CAFD.   The Compensation Committee set the 2020 threshold, target and maximum CAFD performance metric at $248 million, $310 million and $372 million, respectively. For 2020, the CAFD goals and the achieved level are set forth in the chart below. The Company achieved CAFD of approximately $295 million, surpassing the CAFD threshold but less than the CAFD target. For purposes of determining AIP bonus performance, CAFD was adjusted in order to eliminate the distorting effect of certain extraordinary events.

CAFD Threshold	CAFD Target	CAFD Maximum	CAFD Actual
$248 million	$310 million	$372 million	$295 million

•
Key Performance Milestones.   “Key performance milestones” performance metrics are established as a defined annual incentive category. The Compensation Committee establishes threshold, target and maximum levels of performance for this category based on the number of milestones achieved. For 2020, a total of nine milestones were established relating to the Company’s credit rating, external M&A activity, adherence to budget, CAFD per share goals, ratio of administrative costs to CAFD, corporate process improvement, Thermal growth, and OSHA recordable incident rate. Additional CAFD and safety-related goals also applied with respect to the Company’s Thermal business. For 2020, threshold performance required the achievement of three out of the nine milestones, target performance required the achievement of five out of the nine milestones, and maximum performance required the achievement of all nine milestones. Ultimately, above target performance was attained with the achievement of six out of the nine milestones in 2020.

•
Achievement of the Thermal Plan.   Achievement of “Thermal Plan” performance metrics was added as an annual incentive category beginning in 2019 based on the view that all elements of the Company’s business should be reflected in the AIP bonus opportunity. The Compensation Committee established threshold, target and maximum levels for this category for each of the “Thermal Plan” performance metrics. For 2020, the Thermal Plan performance metrics relate to the Thermal business’s CAFD, growth and five key Thermal goals. Similar to the key performance milestones described above, threshold, target and maximum levels of performance were established for the key Thermal goals based on the number of goals achieved. These goals related to safety, environmental compliance, program accountability, project investment modeling and the successful integration of Thermal acquisitions, in each case, with respect to the Thermal business (threshold, target and maximum performance required the achievement of one, three and five goals, respectively, out of a total of five). Ultimately, below-target performance was attained (expressed as 55% of target) with respect to the Thermal Plan in 2020 (despite achieving four out of the five key Thermal goals).

•
Individual Performance.   As indicated above, an NEO’s individual performance may (negatively or positively) affect his or her AIP bonus by up to 20%, although no AIP bonus payments can exceed 200% of the target award. Such individual performance is determined on a discretionary basis based on the Compensation Committee’s assessment of the NEO’s contributions in supporting adherence to budget, support towards the achievement of key milestones, and other contributions towards the successful execution of the Company’s business strategy. In 2020, the Compensation Committee considered the individual performance of the CEO and recommended to the full Board that his AIP bonus be increased by 7% to account for his individual performance. In a similar manner, the CEO recommended to the Compensation Committee that the AIP bonus be increased for the other NEOs by 15%. The full board approved the above recommendation of the Compensation Committee and the Compensation Committee approved the above recommendation of the CEO.

2020 Annual Incentive Bonus Opportunity
The threshold, target and maximum AIP bonus opportunities for NEOs for 2020, expressed as a percentage of base salary, were:
Named Executive Officer	Threshold (%)(1)	Target (%)(1)	Maximum (%)(1)	Target Amount ($)
Christopher S. Sotos	50	100	200	611,000
Chad Plotkin	30	60	120	228,000
Kevin Malcarney	20	40	80	123,000
Mary-Lee Stillwell(2)	20	40	80	121,540

(1)
This assumes that the CAFD performance metric and all other quantitative and qualitative goals, including the key milestones, are achieved at threshold, target and maximum levels, as applicable.

(2)
Ms. Stillwell did not receive a payment as a result of her voluntary resignation in August 2020.

2020 Annual Incentive Bonuses
As noted above, with respect to AIP bonuses for 2020, the CAFD target was $310 million, the key performance milestone target was achievement of five out of nine key performance milestones and target achievement of the “Thermal Plan” metrics was based on the achievement of various sub-categories, including the achievement of four out of five key Thermal goals.
For 2020, CAFD achievement, as adjusted, was between threshold and target at approximately $304 million and six out of nine key performance milestones were achieved. In addition, overall achievement for the Thermal Plan for 2020 was below target at 55%. Due to the achievement specified above, 2020 AIP bonuses were paid at levels above target. If performance falls between threshold and target or target and maximum, the bonus opportunity will be determined on an interpolated basis. As a result, the CAFD metric, the key performance milestone, and Thermal Plan metrics were respectively weighted at 95%, 125% and 55% of target. Individual performance, which is determined on a discretionary basis, resulted in positive adjustments to the AIP bonuses for the NEOs from 7% to 15%.
The annual incentive bonuses paid to NEOs for 2020 were:
Named Executive Officer	Percentage of Annual Base Salary (%)	Percent of Target Achieved (%)	Annual Incentive Payment ($)
Christopher S. Sotos	114	107	699,534
Chad Plotkin	74	107	281,551
Kevin P. Malcarney	49	107	151,889
Mary-Lee Stillwell(1)	N/A	N/A	N/A

(1)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020. Accordingly, no annual incentive bonus was paid to Ms. Stillwell for 2020.

LONG-TERM INCENTIVE COMPENSATION
We believe that equity awards directly align our NEOs’ interests with those of our stockholders. In 2020, the Compensation Committee granted our NEOs a combination of performance-based equity awards directly linked to long-term stockholder value creation and time-based equity awards which also represent a critical component of our long-term incentive compensation due to the retention aspects of the awards. To enhance our compensation program’s focus on Company performance, the large majority of these long-term incentive awards (67%) were performance-based (i.e., granted as RPSUs). The remainder of our long-term incentive awards (33%) were time-based (i.e., granted as RSUs which vest over 3 years). We believe that our AIP appropriately focuses our NEOs on shorter-term (one-year) financial metrics while our LTIP emphasizes long-term stockholder value creation (i.e., three-year TSR outperformance). For 2020, Mr. Plotkin’s target LTIP award was 125% of his base salary, Mr. Malcarney’s target LTIP award was 100% of his base salary, and Ms. Stillwell’s target LTIP award was 75% of her base salary. Mr. Sotos’ target LTIP award increased from 250% in 2019 to 264% in 2020. This change was intended to recognize his performance and better align his total direct compensation with the market median. The above mix of long-term incentive compensation applied to all NEOs for 2020, except Ms. Stillwell, who received 100% RSUs under the terms of her offer letter. Ms. Stillwell’s outstanding RSUs were forfeited as of the time of her resignation.
Relative Performance Stock Units
Each RPSU represents the potential to receive one share of Class C common stock, as adjusted, based on the Company’s TSR performance ranked against the TSR performance of a comparator group of similar companies (the “Performance Peer Group”) after the completion of a three-year performance period. Relative measures are designed to normalize for externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR by including peer companies that the Compensation Committee believes are similarly impacted by market conditions.
The payout of shares of Class C common stock at the end of the three-year performance period is based on the Company’s TSR performance percentile rank compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target level payout (100% of shares granted) requires the Company to perform at the 50th percentile. To induce management to achieve greater than target level performance in a down market, in the event that the Company’s TSR performance declines by more than 20% over the performance period, the target level payout (100% of shares granted) will require an even greater achievement of a 60th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is between the 25th percentile and the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period), payouts will be based on an interpolated calculation. In the event relative performance reaches the 50th percentile (or the 60th percentile as described above), 100% of the award will be paid. In the event relative performance is between the 50th percentile (or the 60th percentile as described above) and the 75th percentile, payouts will be based on an interpolated calculation. In the event that relative performance is at or above the 75th percentile, a maximum payout of 150% of the target will be paid with respect to RPSU awards granted in 2020. Beginning with respect to RPSUs granted in 2018 and continuing for grants of 2020 RPSUs, the maximum payout was (and remains) changed from 200% to 150% (the RPSUs granted in 2018 vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group).

The table below illustrates the design of our RPSUs in 2020.
Performance Targets	Performance Requirement		Payout Opportunity
Maximum	75th percentile or above		150%
Target	Standard Target: 50th percentile	Modified Target: 60th percentile (less than -20% absolute TSR)	100%
Threshold	25th percentile		25%
Below Threshold	Below 25th percentile		0%
Restricted Stock Units
Each RSU represents the right to receive one share of our Class C common stock after the completion of the vesting period. The RSUs granted to the NEOs in 2020 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period.
Dividend Equivalent Rights
In connection with awards of both RPSUs and RSUs, each NEO also receives DERs, which accrue with respect to the award to which they relate. DERs accrue only to the extent that the shares of Class C common stock underlying each award become vested and deliverable to the NEO. Accrued DERs are paid at the same time such shares are delivered to the NEO. Accordingly, DERs are forfeited if the underlying shares are forfeited.
CLAWBACKS
The Company has a “clawback” policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement resulting from employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that is materially detrimental to the Company. The Compensation Committee retains discretion regarding application of the policy. The policy is incremental to other remedies that are available to the Company. In addition to our “clawback” policy, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the CFO would also be subject to a “clawback,” as required by SOX.
BENEFITS
All of our NEOs are eligible to participate in the same retirement, life insurance, health and welfare plans. To generally support more complicated financial planning and estate planning matters, NEOs are eligible for reimbursement of annual tax return preparation, tax advice, financial planning and estate planning expenses. Mr. Sotos is eligible for a maximum reimbursement of $12,000 per year and the remaining NEOs are eligible for a maximum reimbursement of $3,000 per year.
POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS
Each NEO’s RPSU and RSU award agreements under the LTIP provide for special treatment in the event of such NEO’s termination of employment under certain circumstances, including in connection with a change-in-control. Additionally, Mr. Sotos, pursuant to his employment agreement, and the remaining NEOs, pursuant to the Company’s Executive Change-in-Control and General Severance Plan (the “CIC Plan”) as well as pursuant to the Compensation Committee’s discretion under the AIP, are entitled to additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
Change-in-control arrangements are considered a market practice among many publicly held companies. Most often, these arrangements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to ensure that any potential transaction is thoroughly and objectively evaluated. In order to enable a smooth transition during an interim period, change-in-control arrangements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular merger, acquisition or asset sale or purchase, and subsequent integration.
For a more detailed discussion, including the quantification of potential payments, please see the section entitled “Severance and Change-in-Control” following the executive compensation tables below.
OTHER MATTERS
STOCK OWNERSHIP GUIDELINES
The Compensation Committee and the Board require the CEO to hold Company stock with a value equal to 4.0 times his base salary until his separation from the Company. Senior Vice Presidents are required to hold Company stock with a value equal to 2.0 times their base salary until their separation from the Company. The Chief Accounting Officer was required to hold Company stock with a value of 1.5 times her base salary until her separation from the Company. Personal holdings and vested awards count towards the ownership multiple. Although NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of hardship or to make a required tax payment, and they must maintain their ownership multiple after any such transactions. Once met, they must maintain their ownership multiple during their service. The current target stock ownership for NEOs as of March 4, 2021 is shown below. All of our NEOs met or exceeded their stock ownership guidelines as of March 4, 2021, or in the case of Ms. Stillwell, as of the date of her separation from the Company.
Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
Christopher S. Sotos	4.0x	14.6x
Chad Plotkin	2.0x	6.0x
Kevin P. Malcarney	2.0x	4.4x
Mary-Lee Stillwell	1.5x	2.7x(1)

(1)
Reported for Ms. Stillwell as of the date of her voluntary resignation from her employment with the Company in August 2020.

TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code (the “Code”) precludes us, as a public company, from taking a tax deduction for individual compensation to certain of our executive officers in excess of $1 million, subject to certain exemptions. Prior to 2018, the exemptions included an exclusion of performance-based compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). The Tax Cuts and Jobs Act, enacted in December 2017, however, amended Section 162(m) and eliminated the exclusion of performance-based compensation from the $1 million limit, subject to certain exemptions. The Compensation Committee believes tax deductibility of compensation is an important consideration and continues to consider the implications of legislative changes to Section 162(m). However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to the Company under Section 162(m).
The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition under Section 409A of the Code. The Compensation Committee remains informed of, and takes into account, the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

COMPENSATION TABLES
Summary Compensation Table
Fiscal Year Ended December 31, 2020
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Christopher S. Sotos	2020	634,500	—	1,900,423	—	699,534	—	14,111	3,248,568
President and Chief	2019	606,304	—	1,527,522	—	906,235	—	14,882	3,054,942
Executive Officer	2018	500,000	—	1,250,021	—	626,809	—	21,350	2,398,180
Chad Plotkin	2020	394,615	—	559,631	—	281,551	—	14,169	1,249,967
Senior Vice President	2019	378,731	—	475,020	—	338,170	—	15,200	1,207,120
and Chief Financial Officer	2018	350,000	—	350,019	—	219,383	—	22,602	942,004
Kevin P. Malcarney	2020	317,885	—	362,301	—	151,889	—	10,550	842,625
Senior Vice President, General	2019	300,000	—	300,019	—	170,568	—	11,077	781,663
Counsel and Corporate Secretary	2018	180,000	—	589,868	—	96,855	—	500	867,223
Mary-Lee Stillwell(5)	2020	196,969	—	227,905	—	—	—	61,461	486,335
Chief Accounting Officer	2019	295,000	—	221,261	—	175,018	—	10,892	702,171
	2018	86,231	—	556,336	—	49,849	—	—	692,416

(1)
Reflects base salary earnings.

(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. Clearway Energy, Inc. uses the Company’s Class C common stock price on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. Prior to 2020, the number of RPSUs granted was based on the fair value of RPSUs estimated on the date of grant using a Monte Carlo simulation model. Beginning with awards granted in 2020, the number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant. This change in determining the number of RPSUs granted was implemented after reviewing the compensation practices of Compensation Peer Group companies. For RPSUs granted in 2020, if the maximum level of performance is achieved, the fair value will be approximately $2,052,179 for Mr. Sotos, $604,322 for Mr. Plotkin and $391,234 for Mr. Malcarney.

(3)
The amounts shown in this column represent the annual incentive bonuses paid to the NEOs. Further information regarding the annual incentive bonuses is included in the “2020 Annual Incentive Bonuses” section of this CD&A.

(4)
The amounts provided in the All Other Compensation column represent the additional benefits payable by the Company and include insurance benefits; the employer match under the Company’s 401(k) plan; financial counseling services up to $12,000 per year for Mr. Sotos and up to $3,000 per year for all other NEOs, not including the financial advisor’s travel or out-of-pocket expenses; and when applicable, the Company’s discretionary contribution to the 401(k) plan, and a payout upon termination of accrued but unused paid time off for Ms. Stillwell. The following table identifies the additional compensation for each NEO.

Name	Year	Life and Disability Insurance Reimbursement ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	401(k) Discretionary Contribution ($)	PTO Supplemental Payout ($)	Total ($)
Christopher S. Sotos	2020	—	2,711	11,400	—	—	14,111
	2019	1,000	2,682	11,200	—	—	14,882
	2018	—	2,250	11,000	8,100	—	21,350
Chad Plotkin	2020	—	3,000	11,169	—	—	14,169
	2019	1,000	3,000	11,200	—	—	15,200
	2018	—	3,000	11,502	8,100	—	22,602
Kevin P. Malcarney	2020	—	—	10,550	—	—	10,550
	2019	—	—	11,077	—	—	11,077
	2018	—	500	—	—	—	500
Mary-Lee Stillwell	2020	—	—	9,940	—	51,522	61,461
	2019	—	—	10,892	—	—	10,892
	2018	—	—	—	—	—	—

(5)
Ms. Stillwell was appointed as Chief Accounting Officer on August 31, 2018, and she voluntarily resigned from her employment with the Company in August 2020.

Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2020
Name	Award Type	Grant Date	Approval Date	Estimated PossiblePayouts UnderNon-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
				Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Christopher S. Sotos	AIP	—	—	$305,500	$611,000	$1,222,000	—	—	—	—	—
	RPSU	4/15/2020	2/18/2020	—	—	—	14,198	56,792	85,188	—	$1,368,119
	RSU	4/15/2020	2/18/2020	—	—	—	—	—	—	28,016	$532,304
Chad Plotkin	AIP	—	—	$114,000	$228,000	$456,000	—	—	—	—	—
	RPSU	4/15/2020	2/18/2020	—	—	—	4,181	16,724	25,086	—	$402,881
	RSU	4/15/2020	2/18/2020	—	—	—	—	—	—	8,250	$156,750
Kevin P. Malcarney	AIP	—	—	$61,500	$123,000	$246,000	—	—	—	—	—
	RPSU	4/15/2020	2/18/2020	—	—	—	2,707	10,827	16,241	—	$260,822
	RSU	4/15/2020	2/18/2020	—	—	—	—	—	—	5,341	$101,479
Mary-Lee Stillwell(5)	AIP	—	—	$60,770	$121,540	$243,080	—	—	—	—	—
	RPSU	4/15/2020	2/18/2020	—	—	—	—	—	—	—	—
	RSU	4/15/2020	2/18/2020	—	—	—	—	—	—	11,995	$227,905

(1)
Threshold non-equity incentive plan awards include AIP threshold payments, as presented in the CD&A.

(2)
Target non-equity incentive plan awards include AIP target payments, as presented in the CD&A.

(3)
Maximum non-equity incentive plan awards include AIP maximum payments, as presented in the CD&A.

(4)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. The Company uses the Class C common stock price on the date of grant as the fair value of the Company’s RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. For years preceding 2020, the number of RPSUs granted was based on the fair value of RPSUs estimated on the date of grant using a Monte Carlo simulation model. Beginning with awards granted in 2020, the number of RPSUs granted is based on the 10-day average closing price of the Company’s Class C common stock ending on the date of grant. This change in determining the number of RPSUs granted was implemented after reviewing the compensation practices of Compensation Peer Group companies.

(5)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020.

Outstanding Equity Awards at Fiscal Year End
Fiscal Year Ended December 31, 2020
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards
							Number of Unearned Shares that Have Not Vested (#)(1)	Market Value of Unearned Shares that Have Not Vested ($)(1)
Christopher S. Sotos	—	—	—	—	54,666(2)	1,745,485	151,062(3)	4,823,410
Chad Plotkin	—	—	—	—	16,319(4)	521,066	44,813(5)	1,430,879
Kevin P. Malcarney	—	—	—	—	12,504(6)	399,253	21,565(7)	688,570
Mary-Lee Stillwell(8)	—	—	—	—	—	—	—	—

(1)
Assumes achievement at target award level for 2018, 2019 and 2020 RPSU awards as discussed in the CD&A.

(2)
This amount represents 16,861 RSUs that vested on January 2, 2021, 9,329 RSUs that will vest on April 15, 2021, 9,789 RSUs that will vest on January 2, 2022, 9,329 RSUs that will vest on April 15, 2022, and 9,358 RSUs that will vest on April 15, 2023.

(3)
This amount represents 39,599 RPSUs that vested on January 2, 2021, 54,671 that will vest on January 2, 2022, and 56,792 that will vest on April 15, 2023. On January 2, 2021, the 2018 RPSU award vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.

(4)
This amount represents 5,024 RSUs that vested on January 2, 2021, 2,747 RSUs that will vest on April 15, 2021, 3,045 RSUs that will vest on January 2, 2022, 2,747 RSUs that will vest on April 15, 2022, and 2,756 RSUs that will vest on April 15, 2023.

(5)
This amount represents 11,088 RPSUs that vested on January 2, 2021, 17,001 that will vest on January 2, 2022, and 16,724 that will vest on April 15, 2023. On January 2, 2021, the 2018 RPSU award vested at 150% of target based on the Company’s TSR performance ranked against the TSR performance of the Performance Peer Group.

(6)
This amount represents 5,240 RSUs that vested on January 2, 2021, 1,778 RSUs that will vest on April 15, 2021, 1,923 RSUs that will vest on January 2, 2022, 1,779 RSUs that will vest on April 15, 2022, and 1,784 RSUs that will vest on April 15, 2023.

(7)
This amount represents 10,738 RPSUs that will vest on January 2, 2022 and 10,827 that will vest on April 15, 2023.

(8)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020.

Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2020
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher S. Sotos	—	—	102,494(3)	2,051,670
Chad Plotkin	—	—	29,015(4)	580,829
Kevin P. Malcarney	—	—	14,126(5)	282,750
Mary-Lee Stillwell(7)	—	—	14,531(6)	290,959

(1)
Includes shares and DERs that vested pursuant to underlying awards and converted to Class C common stock in 2020.

(2)
The values are based on January 2, 2020 Class C common stock closing share price of $20.05 for awards and DERs that vested on January 2, 2020. The values are based on January 3, 2020 Class C common stock closing share price of $20.01 for awards and DERs that vested on January 3, 2020.

(3)
Represents 16,840 RSUs and 1,364 DERs that vested on January 2, 2020 pursuant to the stock compensation awards granted on January 2, 2018 and January 2, 2019. Represents 8,776 RSUs, 61,815 RPSUs and 13,699 DERs that vested on January 3, 2020 pursuant to the stock compensation awards granted on January 3, 2017.

(4)
Represents 5,017 RSUs and 396 DERs that vested on January 2, 2020 pursuant to the stock compensation awards granted on January 2, 2018 and January 2, 2019. Represents 2,458 RSUs, 17,308 RPSUs and 3,836 DERs that vested on January 3, 2020 pursuant to the stock compensation awards granted on January 3, 2017.

(5)
Represents 1,916 RSUs and 94 DERs that vested on January 2, 2020 pursuant to the stock compensation award granted on January 2, 2019. Represents 10,967 RSUs and 1,149 DERs that vested on January 3, 2020 pursuant to the stock compensation award granted on May 11, 2018.

(6)
Represents 4,283 RSUs and 211 DERs that vested on January 2, 2020 pursuant to the stock compensation award granted on January 2, 2019. Represents 9,249 RSUs and 788 DERs that vested on January 3, 2020 pursuant to the stock compensation award granted on August 31, 2018.

(7)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020.

EMPLOYMENT AGREEMENTS
The Company has not entered into employment agreements with any officers other than Mr. Sotos.
On August 8, 2016, the Company entered into an employment agreement with Mr. Sotos pursuant to which Mr. Sotos serves as the Company’s President and CEO for the term that began on May 6, 2016 (the “Effective Date”) and ending on the date that his employment is terminated by either party. The employment agreement entitled Mr. Sotos to an annual base salary of $500,000 for the period beginning on the Effective Date and ended on December 31, 2016. For each annual period thereafter, our Board determines whether to increase Mr. Sotos’ annual base salary (as noted in the above Summary Compensation Table, Mr. Sotos’ 2020 annualized base salary was $611,000). The employment agreement provides that, beginning with the 2016 fiscal year, Mr. Sotos is eligible to receive an annual bonus at a target amount equal to 100% of base salary (i.e., AIP bonus), based on achievement of criteria determined by the Board with input from Mr. Sotos. The maximum award opportunity each year is 200% of the target amount. The employment agreement further provides that Mr. Sotos is eligible to participate in the LTIP, on such terms as are set forth in the plan. Mr. Sotos’ target LTIP award for the 2020 fiscal year was approximately 264% of base salary.
In addition to the compensation and benefits described above, as well as paid vacation and director and officer liability insurance, the employment agreement provides that Mr. Sotos will receive the following:
•
Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year;

•
Eligibility to participate in the Company’s retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company; and

•
Reimbursement for the costs of litigation or other disputes incurred in asserting any claims under the employment agreement, unless the court finds in favor of the Company.

The employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section “Severance and Change-in-Control” below. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Sotos against any claims arising as a result of his position with the Company to the maximum extent permitted by law.
The employment agreement includes non-competition and non-solicitation restrictions on Mr. Sotos during the term of his employment and for one year after his termination of employment. The employment agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Sotos to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding. The provisions of the employment agreement may only be waived with the written consent of the Company and Mr. Sotos.

SEVERANCE AND CHANGE-IN-CONTROL
Each NEO’s RPSU and RSU award agreements under the LTIP provide for special treatment in the event of such NEO’s termination of employment under certain circumstances. Upon death or disability, an NEO’s RSUs and RPSUs will vest in full and the performance metrics with respect to the RPSUs will be deemed to be achieved at target levels. Upon retirement, an NEO’s RSUs and RPSUs will remain eligible for vesting pursuant to the award agreement as though the NEO was continuously employed by the Company throughout the relevant period; provided that retirement occurs more than 12 months following the applicable award’s grant date. Further, if an NEO’s employment is involuntarily terminated by the Company without cause (as defined in Mr. Sotos’ employment agreement with respect to Mr. Sotos, and as defined in the LTIP with respect to the other NEOs) within the six months immediately prior to, or the 12 months immediately following, a change in control of the Company (as defined in the LTIP) (such period referred to herein as, the “Change in Control Period”), (i) such NEO’s RSUs will vest in full immediately upon the later of such change in control or such termination of employment and (ii) the Compensation Committee will, pursuant to the terms and conditions of the LTIP and RPSU award agreement(s), determine the final amount payable to the NEO, if any, pursuant to his or her RPSUs. In general, no RPSU or RSU accelerated vesting applies to any other involuntary termination, although new hire grants of RSUs, such as the grant made to Ms. Stillwell on August 31, 2018, provide pro-rated vesting for certain involuntary terminations of service that occur in connection with certain significant business events. Ms. Stillwell’s outstanding RSUs, including the above-described grants made to her on August 31, 2018, were forfeited as of the time of her resignation.
In addition to the above described treatment of his or her equity awards, Mr. Sotos, pursuant to his employment agreement, and the other NEOs, pursuant to the CIC Plan and in some cases, the AIP, are entitled to certain additional severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.
MR. SOTOS’ BENEFITS
If Mr. Sotos’ employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason, subject to Mr. Sotos executing a release of claims, the Company agrees to provide Mr. Sotos with the following severance benefits:
•
A lump sum payment equal to no less than 1.5 times Mr. Sotos’ annual base salary in effect at the time of the Effective Date;

•
A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason within the Change in Control Period, in lieu of the severance benefits set forth above, the Company will provide Mr. Sotos with the following severance benefits:
•
A lump sum payment of no less than 3 times the sum of (a) Mr. Sotos’ base salary in effect at the Effective Date and (b) Mr. Sotos’ target bonus opportunity for the year of termination;

•
A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos’ employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to the target bonus opportunity for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Sotos’ was employed by the Company. In addition, the Company will pay Mr. Sotos any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date.
If an excise tax under Section 4999 of the Code would be triggered by any payments under Mr. Sotos’ employment agreement or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by Mr. Sotos to be greater than if Mr. Sotos were required to pay such excise tax.
NEO BENEFITS
Eligible NEOs may receive a discretionary payment of the pro-rated target bonus under the AIP in the event of such NEO’s termination of employment under certain circumstances, including upon his or her termination due to retirement or involuntary termination without cause. Such amount, if payable in the Compensation Committee’s discretion, will be pro-rated based on the number of days during the year that he or she was employed by the Company. In addition, under the CIC Plan, in the event of involuntary termination without cause, eligible NEOs are entitled to a general severance benefit equal to 1.5 times base salary payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.
The CIC Plan also provides a change-in-control benefit in the event that, within six months prior to, as well as 12 months following, a change-in-control, an eligible NEO’s employment is either involuntarily terminated by the Company without cause or voluntarily terminated by such NEO for good reason. Mr. Plotkin’s change-in-control benefit consists of an amount equal to 2.99 times the sum of his base salary plus the annual target incentive for the year of termination, payable in a lump sum amount. The change-in-control benefit for other eligible NEOs (other than Mr. Plotkin) consists of an amount equal to two times the sum of their base salary plus the annual target incentive for the year of termination, payable in a lump sum amount. All such NEOs are also eligible for an amount equal to their target bonus for the year of termination, pro-rated for the number of days during the performance period that such NEO was employed by the Company and reimbursement for COBRA benefits continuation cost for a period of 18 months.
As a condition of receiving severance or change-in-control benefits, an eligible NEO must execute a release of claims and acknowledge the restrictive covenants in the CIC Plan. Such restrictive covenants include non-competition, non-solicitation and non-disparagement covenants applicable for one year after termination, confidentiality and intellectual property obligations.
If an excise tax under Section 4999 of the Code would be triggered for an eligible NEO by any payments under the CIC Plan or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by such NEO to be greater than if such NEO were required to pay such excise tax.
DEFINITION OF CHANGE-IN-CONTROL, ETC.
In general, under Mr. Sotos’ employment agreement and the CIC Plan, a “change-in-control” occurs in the event: (a) any person or entity (with certain exceptions), becomes the direct or indirect beneficial owner of 50% or more of the Company’s voting stock or obtains the power to, directly or indirectly, vote or cause to be voted 50% or more of the Company’s capital stock entitled to vote in the election of directors, including by contract or through proxy, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2∕3) of the incumbent directors; provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity in substantially the same proportions of their ownership in the Company immediately prior to such transaction, or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company.
An involuntary termination without “cause” means the NEO’s termination by the Company for any reason other than the NEO’s (a) conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude (including an indictment therefor under the CIC Plan), (b) willful failure to perform his or her duties, (c) willful gross neglect or willful misconduct (including a material act of theft, fraud, malfeasance or dishonesty in connection with his or her performance of duties under the CIC Plan), or (d) breach of any written agreement between the Company or NEO, a violation of the Company’s Code of Conduct or other written policy (or in Mr. Sotos’ case, a material breach of his employment agreement).
A voluntary termination for “good reason” means the resignation of the NEO in the event of (a) a material reduction in his or her compensation or benefits, (b) a material diminution in his or her title, authority, duties or responsibilities, or (c) the failure of a successor to the Company to agree, in writing, to assume the CIC Plan within 15 days after a merger, consolidation, sale or similar transaction. In Mr. Sotos’ case only, “good reason” also includes (i) any material failure by the Company to comply with his employment agreement, (ii) his removal from the Board, (iii) the failure to elect him to the Board during any regular election, (iv) any reduction in his target annual bonus opportunity and long-term incentive award, or (v) a change in reporting structure of the Company requiring Mr. Sotos to report to anyone other than the Board. The CIC Plan was updated in 2021 to (among other things) (x) clarify that “good reason” events generally will not arise as a result of across-the-board reductions in compensation for the Company’s executives, and (y) designate that “good reason” will apply, in certain circumstances, when an executive’s applicable principal place of employment is relocated.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2020, and including payments that would have been earned as of such date. The amounts shown below do not include benefits payable under the Company’s 401(k) plan.
Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason Following a Change in Control ($)	Death or Disability ($)
Christopher S. Sotos	1,378,850	1,378,850	11,103,266	7,752,416
Chad Plotkin	828,390	—	4,196,809	2,348,499
Kevin P. Malcarney	616,224	—	2,181,115	1,288,141
Mary-Lee Stillwell(1)	—	—	—	—

(1)
Ms. Stillwell voluntarily resigned from her employment with the Company in August 2020. Accordingly, disclosure is limited to the voluntary termination event (without good reason) that actually occurred, such that, no termination benefits were due or owing to Ms. Stillwell in connection with such voluntary termination event.

CEO PAY RATIO
As a result of the rules under the Dodd Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Mr. Sotos, to the annual total compensation of our median employee.
We determined that we could use in our 2020 CEO pay ratio analysis the same median employee that we identified in 2019 given that there has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2020 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2020 pay ratio disclosure. Our median employee’s annual total compensation for 2020 was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the “Summary Compensation Table — 2018 — 2020” above. The following total compensation amounts were determined based on that methodology:
• The annual total compensation of the median employee for 2020 was $105,671.
• The annual total compensation of Mr. Sotos for 2020 was $3,248,568.
• As a result, we estimate that Mr. Sotos’ 2020 annual total compensation was approximately 31 times that of our median employee.
Given the different methodologies, exemptions, estimates and assumptions that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be solely used as a basis for comparison between companies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Ferrell P. McClean, Chair
Jonathan Bram
Brian R. Ford
Daniel B. More
E. Stanley O’Neal
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of the four members of the Audit Committee who served as such in 2020 met the requirements of an “audit committee financial expert.”
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.
The Company’s independent registered public accounting firm for the fiscal year 2020, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2020 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301, as amended, “Communication with Audit Committees.” In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.
Audit Committee:
Brian R. Ford, Chair
Ferrell P. McClean
Daniel B. More
E. Stanley O’Neal

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NONAUDIT FEES
The following table presents fees for professional services rendered by KPMG LLP, our former principal independent registered public accounting firm, for the years ended December 31, 2020 and December 31, 2019.
	Year Ended December 31,
	2020	2019
	(In thousands)
Audit Fees	$4,846	$3,529
Audit-Related Fees	—	—
Tax Fees	261	985
All Other Fees	—	—
Total	$5,107	$4,514
AUDIT FEES
For 2020 and 2019 audit services, KPMG LLP billed us approximately $4,846,030 and $3,529,000, respectively, for the integrated audit of the Company’s annual consolidated financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with subsidiary financial statement audits and the issuance of comfort letters and consents in connection with debt and equity offerings.
AUDIT-RELATED FEES
For 2020 and 2019, there were no audit-related fees billed to us by KPMG LLP.
TAX FEES
For 2020 tax fees, KPMG LLP billed us approximately $261,340 for tax compliance. For 2019 tax fees, KPMG LLP billed us approximately $984,780 for tax compliance.
ALL OTHER FEES
There were no other fees billed to us by KPMG LLP for 2020 or 2019.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

QUESTIONS AND ANSWERS
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to:
1.
elect nine directors;

2.
approve the Say on Pay Proposal;

3.
approve the Equity Incentive Plan Amendment Proposal;

4.
approve the Ratification of Ernst & Young LLP’s Appointment Proposal; and

5.
conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on March 4, 2021, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting virtually, as described below. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

HOW MANY VOTES DO I HAVE?
You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. GIP, through its ownership of all of our outstanding Class B and Class D common stock, held approximately 54.93% of the combined voting power of our common stock as of the record date.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the Say on Pay Proposal;

3.
FOR the Equity Incentive Plan Amendment Proposal; and

4.
FOR the Ratification of Ernst & Young LLP’s Appointment Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Christopher S. Sotos or Kevin P. Malcarney, will have the discretion to vote your shares.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented through virtual attendance or by proxy at the Annual Meeting. As of the record date, there were 78,582,143 votes entitled to be cast in the aggregate by the holders of all shares of our common stock outstanding, consisting of:
•
34,599,645 shares of our Class A common stock (representing the same number of votes);

•
42,738,750 shares of our Class B common stock (representing the same number of votes);

•
81,636,042 shares of our Class C common stock (representing 816,360 votes); and

•
42,738,750 shares of our Class D common stock (representing 427,388 votes).

The presence of holders entitled to cast at least 39,291,072 votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
1.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the votes entitled to be cast by all shares of our common stock entitled to vote on the election, voting as a single class and represented through virtual attendance or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

2.
Say on Pay Proposal — This proposal requires the affirmative vote of the majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

3.
Equity Incentive Plan Amendment Proposal — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

4.
Ratification of Ernst & Young LLP’s Appointment Proposal — This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of Ernst & Young LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?
An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner with respect to the proposal and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the Ratification of Ernst & Young LLP’s Appointment Proposal, but do not have the discretion to vote on the election of directors, the Say on Pay Proposal or the Equity Incentive Plan Amendment Proposal. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:
Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	No effect on this proposal.	No effect on this proposal.
2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3. Equity Incentive Plan Amendment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
4. Ratification of Ernst & Young LLP’s Appointment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
HOW DO I VOTE?
If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote through virtual attendance at the Annual Meeting, by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or through virtual attendance at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.
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Vote By Internet:   If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 28, 2021 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

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Vote By Telephone:   If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on April 28, 2021. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

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Vote By Mail:   If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 29, 2021, the Annual Meeting date.

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Vote During the Virtual Annual Meeting:   To vote during the virtual Annual Meeting, Stockholders of record at the close of business on March 4, 2021, or their legal proxy holders, must register for and log in to www.virtualshareholdermeeting.com/CWEN2021 using their 16-digit control number provided on their proxy card. Stockholders holding shares in a joint account may virtually attend the meeting if they provide proof of joint ownership, and if each stockholder follows the admission requirements described below. Please refer to “How can I vote virtually during the Annual Meeting” on page 83.

MAY I CHANGE MY VOTE?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) virtually attending the Annual Meeting and voting (although virtual attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by attending the Annual Meeting and voting using your 16-digit control number.
HOW CAN I VOTE VIRTUALLY DURING THE ANNUAL MEETING?
Stockholders of record at the close of business on March 4, 2021, or their legal proxy holders, will be able to access the Annual Meeting webcast, ask questions and vote online at www.virtualshareholdermeeting.com/CWEN2021 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting.
WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the website for the Annual Meeting at www.virtualshareholdermeeting.com/CWEN2021 and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.
WHO PAYS THE COST OF SOLICITATION OF PROXIES?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors and officers may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $25,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
WHO IS THE COMPANY’S TRANSFER AGENT?
Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting Clearway Energy, Inc. c/o Computershare, Computershare Investor Services, by regular mail to P.O. Box 505000, Louisville, KY 40233-5000, by overnight delivery to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent either by regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000 or by overnight delivery to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice of Availability to our stockholders.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
WHAT IS “HOUSEHOLDING”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
HOW CAN I REQUEST ADDITIONAL MATERIALS?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (646) 439-9201
Email: proxy@mackenziepartners.com
***

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2022 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Deadline
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2022 Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 17, 2021, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2021 Annual Meeting. If we change the date of the 2022 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2022 Annual Meeting in order to be considered for inclusion in our proxy statement.
Method of Submitting Proposals
Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
STOCKHOLDER PROPOSALS OR STOCKHOLDER NOMINATION OF DIRECTOR TO BE BROUGHT AT THE 2022 ANNUAL MEETING (WITHOUT INCLUSION IN THE COMPANY’S PROXY STATEMENT)
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2022 Annual Meeting without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws and summarized below.
Deadline
Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2022 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2022 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 30, 2021 and no later than the close of business on January 29, 2022, unless the 2022 Annual Meeting is held earlier than March 30, 2022 or later than July 8, 2022, in which case the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2022 Annual Meeting or (b) the 10th day following the day on which the date of the 2022 Annual Meeting is first publicly announced by the Company.
Information Required
The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Appendix A
CLEARWAY ENERGY, INC.
AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective February 19, 2021)
Clearway Energy, Inc. (the “Company”) previously established the Clearway Energy, Inc. 2013 Equity Incentive Plan (the “Plan”) as of July 16, 2013. The Plan was subsequently amended and restated effective as of May 14, 2015 and is hereby amended and restated, effective as of February 19, 2021, to increase the number of Shares (as defined below) available for issuance thereunder and to reflect other minor technical changes. Capitalized terms used herein without definition shall have the respective meanings assigned to them in Section 2.
1.
Purpose.

The purpose of the Plan shall be to promote the long-term growth and profitability of the Company and its Affiliates by (a) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Affiliates with incentives to maximize shareholder value and otherwise contribute to the success of the Company and (b) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Incentive Stock Options or Non-qualified Stock Options, Stock Appreciation Rights, either alone or in tandem with Options, Restricted Stock, Restricted Stock Units, Performance Awards, Deferred Stock Units, Other Stock-Based Awards or Other Cash-Based Awards, or any combination of the foregoing (collectively, the “Awards”) may be made under the Plan. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
2.
Definitions.

(a)   “Affiliate” means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (iv) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (v) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
(b)   “Awards” shall have the meaning given to such term in Section 1 above.
(c)   “Board” means the board of directors of the Company.
(d)   “Cause”, unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:
(i)   Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or
(ii)   Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or
(iii)   Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(iv)   Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or
(v)   Violation of the Company’s code of conduct.
The definition of Cause set forth in a Participant’s Grant Agreement shall control if such definition is different from the definition of Cause set forth in a Participant’s written employment arrangements with the Company or any of its Subsidiaries.
(e)   “Change in Control” means, unless otherwise defined in a Participant’s Grant Agreement, the occurrence of one of the following events:
(i)   Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto), other than Clearway Energy Group LLC or one of its subsidiaries or affiliates, becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors, excluding any “person” who becomes a “beneficial owner” in connection with a Business Combination (as defined in paragraph (iii) below) which does not constitute a Change in Control under said paragraph (iii); or
(ii)   Persons who on the Effective Date (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or
(iv)   The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
In addition, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
(f)   “Code” means the Internal Revenue Code of 1986, as amended.
(g)   “Committee” means the Compensation Committee of the Board or such other committee which, to the extent required by law, shall consist solely of two or more members of the Board, each of whom is (i) a non-employee director under Rule 16b-3 and (ii) an “independent director” under the rules of any national securities exchange on which the Common Stock is listed for trading; provided that, if for any reason the Committee shall not have been appointed by the Board to administer the Plan, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.
(h)   “Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company (as described in the Company’s Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time); the Class C Common Stock, par value $0.01 per share, of the Company (as described in the Company’s Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time); and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
(i)   “Company” shall have the meaning given to such term in the introductory paragraph above.
(j)   “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.
(k)   “Disability”, unless otherwise defined in a Participant’s Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.
(l)   “Effective Date” shall have the meaning set forth in Section 23.
(m)   “Eligible Employees” means each employee of the Company or an Affiliate.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)   “Fair Market Value” of a share of Common Stock means, as of the date in question, the officially-quoted closing selling price of the applicable class of Common Stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NYSE) (the “Market”) for the applicable trading day (or if there no closing price on such day because the Market is not open on such day, the last preceding day on which the Market was open) or, if the applicable class of Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the applicable class of Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.
(p)   “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act.
(q)   “Full Value Award” an Award, other than an Incentive Stock Option, Non-qualified Stock Option or Stock Appreciation Right, that is settled in Common Stock.
(r)   “Grant Agreement” means the written (whether in print or electronic form) agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.
(s)   “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.
(t)   “Lead Underwriter” has the meaning set forth in Section 18.
(u)   “Lock-Up Period” has the meaning set forth in Section 18.
(v)   “Minimum Vesting Requirement” shall have the meaning set forth in Section 5.
(w)   “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.
(x)   “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(y)   “Other Cash-Based Award” means an Award granted pursuant to Section 12 and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
(z)   “Other Termination” has the meaning set forth in Section 6(g)(v).
(aa)   “Other Stock-Based Award” means an Award that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.
(bb)   “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
(cc)   “Participant” means any director, officer or employee of, or other individual performing services for, or to whom an offer of employment has been extended by, the Company or any Subsidiary who has been selected by the Committee to participate in the Plan (including a Participant located outside the United States).
(dd)   “Performance Award” means an Award granted to a Participant pursuant to Section 9, hereof contingent upon achieving certain Performance Goals.
(ee)   “Performance Cycle” shall have the meaning provided in Section 9.
(ff)   “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Section 9.
(gg)   “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.
(hh)   “Plan” has the meaning set forth in the introductory paragraph above.
(ii)   “Proceeding” has the meaning set forth in Section 25.
(jj)   “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.
(kk)   “Restricted Stock” means an Award of Shares under this Plan that is subject to restrictions under Section 8.
(ll)   “Restricted Stock Unit” or “Unit” means an Award of hypothetical Share units under this Plan that are convertible to Shares, or the Fair Market Value thereof, in accordance with Section 8.
(mm)   “Restriction Period” has the meaning set forth in Section 8(f).
(nn)   “Retirement” means, (i) for any non-director, (A) termination of service as a non-director due to his or her retirement after at least 10 years of service of such non-director and (B) attaining at least 55 years of age, and (ii) for any director, termination of service as a director after at least 5 years of Board service of such director.
(oo)   “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
(pp)   “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(qq)   “Shares” shall have the meaning set forth in Section 4(a).

(rr)   “Stock Appreciation Right” or “SAR” shall mean the right pursuant to an Award granted under Section 7.
(ss)   “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Participants granted pursuant to Section 6.
(tt)   “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.
(uu)   “Substitute Awards” shall have the meaning set forth in Section 4(a).
(vv)   “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
(ww)   “Termination of Consultancy” means: (i) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (ii) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Grant Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter; provided that, any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.
(xx)   “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
(yy)   “Termination of Employment” means: (i) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Grant Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter; provided that, unless otherwise determined by the Committee, any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.
(zz)   “Transfer” means: (i) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (ii) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.
(aaa)   “Vesting Period” has the meaning set forth in Section 8(a).

3.
Administration.

(a)   The Plan shall be administered, interpreted and construed by the Committee. If it is determined that one or more members of the Committee do not satisfy the requirements set forth in clause (i) or (ii) of the Committee definition herein, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. In no event, however, shall the Committee amend or modify the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such modification would result in taxes, additional interest and/or penalties pursuant to Section 409A of the Code.
(b)   Subject to the provisions of the Plan, the Committee shall be authorized to:
(i)   select persons to participate in the Plan;
(ii)   determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made;
(iii)   determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan;
(iv)   certify that the conditions and restrictions applicable to any grant have been met;
(v)   modify the terms of grants made under the Plan;
(vi)   interpret and construe the Plan and Grant Agreements entered into under the Plan;
(vii)   determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan;
(viii)   make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States;
(ix)   adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate; and
(x)   exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
(c)   Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 20: (i) reduce the exercise price following the grant of an Option or SAR; (ii) exchange an Option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares or (iii) cancel an Option or SAR in exchange for a replacement option or another Award with a lower exercise price. Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee’s sole discretion and shall be conclusive and binding on the Company, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant’s Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.
(d)   The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any

Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.
4.
Shares Available for the Plan.

(a)   Subject to adjustments as provided in Section 20, an aggregate of 4,500,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of Options granted under the Plan, related SARs are exercised, it being understood that Shares with respect to an Award (or otherwise) that are used to satisfy the exercise price with respect to Options or SARs or tax withholding with respect to an Award shall not be available for further grants under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. The maximum number of shares with respect to which Incentive Stock Options may be granted shall be 500,000. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce Shares available under Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.
(b)   The following individual Participant limitations shall apply:
(i)   The maximum number of shares of Common Stock subject to Awards other than Performance Awards which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 500,000 shares in the aggregate (which shall be subject to any further increase or decrease pursuant to Section 20).
(ii)   The maximum number of shares of Common Stock subject to Performance Awards which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 500,000 shares in the aggregate (which shall be subject to any further increase or decrease pursuant to Section 20).
(iii)   The maximum value of shares of Common Stock subject to any Awards which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall be $500,000 in the aggregate (based on the grant value of the Common Shares under any Awards, as applicable), and when combined with cash compensation awarded to each Non-Employee Director for a fiscal year, the maximum amount of total annual compensation paid to each Non-Employee Director for a fiscal year shall not exceed $750,000.
(iv)   The maximum value of a cash payment made under Performance Awards which may be granted under the Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $5,000,000 in the aggregate.
(v)   The individual Participant limitations set forth in this Section 4(b) (other than paragraph (iv) above) shall be cumulative with respect to Eligible Employees and Consultants; that is, to the extent that shares of Common Stock or cash amounts for or under which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by or made under an Award, as applicable, to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock or cash amounts available for or under Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.
(vi)   The Committee may apply the foregoing dollar limitations specified in paragraph (iv) above with respect to paragraphs (i), (ii) or (iii) above as applicable and in the event the date of grant value of the number of shares specified such paragraphs (i), (ii) or (iii) is less than the applicable dollar limitations specified in such paragraph (iv).
(c)   Without limiting the generality of the foregoing provisions of this Section 4 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the Awards) for new Awards containing terms (including, without limitation, exercise prices) more (or less) favorable than the then-outstanding Awards.
5.
Participation.

Participation in the Plan shall be limited to the Participants. Nothing in the Plan or in any Grant Agreement shall confer any right on a Participant to continue in the employ of the Company or any Affiliate as a director, officer or employee of or in the performance of services therefor or shall interfere in any way with the right of the Company or an Affiliate to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.
Except for maximum aggregate Awards of 5% of the aggregate Shares authorized by Section 4, and subject to the circumstances described herein under which accelerated vesting may occur, if the vesting condition for any Award (excluding any Award granted to a Non-Employee Director), relates (a) exclusively to the passage of time and continued employment, such time period shall not be less than (i) 36 months, with 33 1/3% of the Award vesting every 12 months with respect to any Full Value Award, and (ii) 1 year with respect to any other Award, and (b) to the attainment of specified Performance Goals, such Award (whether a Full Value Award or otherwise) shall vest over a Performance Cycle of not less than 1 year (the “Minimum Vesting Requirement”).
6.
Incentive and Non-qualified Options.

The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that, the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as Subsidiaries may be further defined for this purpose in Section 424(f) of the Code or any successor thereto). The Options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.
It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted and construed in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the Stock Option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan; provided that, such Stock Option otherwise meets the Plan’s requirements for Non-qualified Stock Options.
(a)   Price.    The price per Share deliverable upon the exercise of each Option shall be established by the Committee, except that in the case of the grant of any Option, such price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option except for Substitute Awards, which shall have the exercise price as determined by the Committee; provided that, such exercise price does not cause the Substitute Award to become subject to Section 409A of the Code and the Committee takes into consideration any third-party voting guidelines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than

110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.
(b)   Payment.    Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, (iv) by withholding shares of Common Stock otherwise deliverable upon exercise of the Option having a Fair Market Value equal to the exercise price or (v) by any combination of the foregoing.
In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock are not subject to any substantial risk of forfeiture), and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (x) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (y) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company, or (z) the attestation of the grantee’s shares of Common Stock. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).
(c)   Terms of Options.    The term during which each Option may be exercised shall be determined by the Committee, but if required by the Code, no Option shall be exercisable in whole or in part more than 10 years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than 5 years from the date it is granted. All rights to purchase Shares pursuant to an Option shall, unless sooner terminated, expire on the date designated by the Committee. Subject to the terms of the Plan, the Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Committee may provide that upon the last day of the term of an Option whose exercise price is less than the fair market value of the underlying Share on such date, such Option may be automatically exercised and the Participant shall receive a number of Shares equal in value to the excess of the fair market value of a Share over the exercise price of such Option, less any applicable withholding taxes. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an Option and delivery of the Shares represented thereby, the optionee shall have no rights as a shareholder with respect to any Shares covered by such outstanding Option (including any dividend or voting rights). If an Option (other than an Incentive Stock Option) expires on a day that the Participant cannot exercise the Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Option would no longer violate an applicable Federal, state, local, and foreign laws, to the extent allowed under Section 409A of the Code.
(d)   Limitations on Grants.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.
(e)   Non-Transferability.    No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the

Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-qualified Stock Option that is otherwise not Transferable pursuant to this Section 6(e) is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Grant Agreement. Any shares of Common Stock acquired upon the exercise of a Non-qualified Stock Option by a permissible transferee of a Non-qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-qualified Stock Option shall be subject to the terms of this Plan and the applicable Grant Agreement.
(f)   Other Terms and Conditions.    The Committee may include a provision in a Grant Agreement providing for the automatic exercise of a Non-qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-qualified Stock Option exceeds the exercise price of such Non-qualified Stock Option on the date of expiration of such Option, subject to Section 14. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
(g)   Termination; Forfeiture.
(i)   Death.    Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Affiliate due to his or her death, all of the Participant’s Awards shall become fully vested and all of the Participant’s Options shall become exercisable and shall remain so for a period of 1 year from the date of such death, but in no event after the expiration date of the Options.
(ii)   Disability.    Unless otherwise provided in a Participant’s Grant Agreement (including as a result of a condition in such Grant Agreement that provides for vesting of the Participant’s Awards or exercisability of the Participant’s Options upon the occurrence of a disability, as defined pursuant to such Grant Agreement), if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Affiliate due to Disability, all of the Participant’s Awards shall become fully vested and all of the Participant’s Options shall become exercisable and shall remain so for a period of 1 year from the date thereof, but in no event after the expiration date of the Options. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.
(iii)   Retirement.    Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be an officer or employee of, or to perform other services for, the Company or any Affiliate upon the occurrence of his or her Retirement, the unvested portion of the Participant’s Awards (or, with respect to the Participant’s Options, the unexercisable portion thereof) as of the date of Retirement shall continue to vest (or, with respect to the Participant’s Options, become exercisable); provided that such Retirement occurs more than 12 months following the date of grant. In the event such Retirement occurs prior to the 12-month anniversary of the date of grant, (A) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s Options, exercisable) on the date of Retirement shall be forfeited immediately upon such Retirement and (B) all of the Participant’s Options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 12 months after the date of Retirement, but in no event after the expiration date of the Options. Notwithstanding anything to the contrary in this Section 6(g)(iii), (x) upon Retirement, a Participant’s Awards may become fully vested (and, with respect to the Participant’s Options, exercisable) in the discretion of the Committee and (y) Incentive Stock Options not exercised by such Participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director of the Company or any Affiliate upon the occurrence of his or her Retirement, all of the Participant’s Awards shall become fully vested and all of the Participant’s Options shall become exercisable and shall remain so for a period of 12 months after the date of Retirement, but in no event after the expiration date of the Options.
(iv)   Discharge for Cause.    If a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Affiliate due to Cause (or at a time when such employment or services were, or would have been, terminable for Cause), or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or any Affiliate for any reason, all of the Participant’s Awards shall be forfeited immediately and all of the Participant’s Options shall expire and be forfeited immediately, whether or not then exercisable, upon such cessation or non-commencement.
(v)   Other Termination.    Unless otherwise provided in a Participant’s Grant Agreement and subject to Section 20(c), if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Affiliate for any reason other than death, Disability, Retirement or Cause hereunder (each such termination referred to as an “Other Termination”), (A) all of the Participant’s Options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s Options, exercisable) on the date of such cessation shall be forfeited immediately upon such cessation. For the avoidance of doubt, an Other Termination with recall rights shall be considered an Other Termination to which this Section 6(g)(v) applies.
For purposes of the preceding paragraphs (i)  — (v), references to Affiliates shall, to the extent required under Section 422 of the Code and related guidance, be substituted with references to Subsidiaries with respect to Awards of Incentive Stock Options.
7.
Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with Options (either at the time of grant of the related Option or thereafter by amendment to an outstanding Option). Subject to the terms of the Plan, SARs shall be subject to such terms and conditions as the Committee may specify.
The exercise price of an SAR must equal or exceed the Fair Market Value of a share of Common Stock on the date of grant of the SAR except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Section 409A of the Code and the Committee takes into consideration any third-party voting guidelines. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the Participant shall have no rights as a shareholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).
SARs granted in tandem with Options shall be exercisable only when, to the extent and on the conditions that any related Option is exercisable. The exercise of an Option shall result in an immediate forfeiture of any related SAR to the extent the Option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related Option to the extent the SAR is exercised.
Upon the exercise of an SAR, the Participant shall be entitled to a distribution from the Company in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with Options, any Option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be in cash and/or Shares having a Fair Market Value equal to such amount, or any combination thereof as chosen by the Committee.
All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with Options, any related Option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related Option, as applicable. An SAR granted in tandem with Options shall expire at the same time as any related Option expires and shall be transferable only when, and under the same conditions as, any related Option is transferable. Unless otherwise determined by a Participant’s Grant Agreement, each SAR shall be subject to the termination and forfeiture provisions as set forth in Section 6(g).
8.
Restricted Stock; Restricted Stock Units.

(a)   The Committee may at any time and from time to time grant Shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it determines. Each Restricted Stock Unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one share of Common Stock or the Fair Market Value thereof, unless the Participant has elected at a time that complies with Section 409A of the Code to defer the receipt thereof.
(b)   Each grant of Restricted Stock Units or Shares of Restricted Stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Units or Shares, the duration of such restrictions, and, subject to compliance with the Minimum Vesting Requirement, the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.
(c)   Except as otherwise provided in any Grant Agreement, the grant of the Restricted Stock shall be granted without payment of cash or consideration to the Company. Unless otherwise determined by the Committee, certificates representing Shares of Restricted Stock granted under the Plan will be held in escrow by the Company on the Participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor.
(d)   If the grant of Restricted Stock Units or Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock or Restricted Stock Units applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. The Committee may adjust, in whole or in part, any Performance Goals (including any performance metrics, formulas, performance-based measures or the targeted achievement levels (including any minimum or maximum achievement levels)) relating to such Performance Goals, as the Committee may deem appropriate and equitable and to avoid undue harm or enrichment to account for any changes in financial reporting, any non-recurring, infrequent or unusual events any other events, as reasonably determined by the Committee.
(e)   Restricted Stock Units may be granted without payment of cash or consideration to the Company. Except as otherwise provided in any Grant Agreement, on the date the Restricted Stock Units become fully vested and nonforfeitable, the Participant shall receive stock certificates evidencing the conversion of Restricted Stock Units into shares of Common Stock or, at the discretion of the Committee, a cash payment representing the Fair Market Value of the underlying shares in lieu thereof.
(f)   The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Grant Agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8(d) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.
(g)   Except as otherwise provided in Section 8(d) or in any Grant Agreement, with respect to Shares of Restricted Stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant’s Shares of Restricted Stock shall be subject to the same restrictions as then in effect for the Shares of Restricted Stock; provided that, any dividends on Shares of Restricted Stock that vest based upon the satisfaction of any performance conditions shall be accumulated and paid at the time the underlying performance conditions are satisfied. Except as otherwise provided in any Grant Agreement, with respect to the Restricted Stock Units, during such period of restriction the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of Shares underlying each Restricted Stock Unit at the end of the Vesting Period, unless such Restricted Stock Units are converted into Deferred Stock Units, in which case such accumulated dividends or distributions shall be paid by the Company to the Participant at such time as the Deferred Stock Units are converted into shares of Common Stock.
(h)   Unless otherwise provided in a Participant’s Grant Agreement, each Award of Restricted Stock or Restricted Stock Units shall be subject to the termination and forfeiture provisions as set forth in Section 6(g).
9.
Performance Awards.

Performance Awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of Performance Awards granted to a Participant and the appropriate period over which performance is to be measured (a “Performance Cycle”), subject to compliance with the Minimum Vesting Requirement. Performance Awards may include (i) specific dollar-value target awards, (ii) performance units, and/or (iii) performance Shares.
The value of each Performance Award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee, including but not limited to, any one or more of the following performance factors: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; diluted or basic; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return for the applicable Performance Cycle, all as computed in accordance with Generally Accepted Accounting Principles (if relevant) as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish in a timely manner and in any event while the outcome is substantially uncertain. These performance factors may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.
The Committee shall establish Performance Goals and objectives for each Performance Cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any Performance Cycle, the Committee shall have the authority to adjust the Performance Goals and objectives for such cycle for such reasons as it deems equitable.
The Committee shall determine the portion of each Performance Award that is earned by a Participant on the basis of the Company’s performance over the Performance Cycle in relation to the Performance Goals for such cycle. The earned portion of a Performance Award may be paid out in Shares, other Company securities or any combination thereof, as the Committee may determine.

A Participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the Performance Cycle in order to be entitled to payment of a Performance Award issued in respect of such cycle; provided, however, unless otherwise provided in a Participant’s Grant Agreement, each Performance Award shall be subject to the termination and forfeiture provisions as set forth in Section 6(g).
10.
Deferred Stock Units.

Deferred Stock Units (a) may be granted to Participants at any time and from time to time as determined by the Committee, and (b) shall be issued to Participants who elected prior to the date the Restricted Stock Units were granted to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their Restricted Stock Units. All elections with respect to Deferred Stock Units shall be made in accordance with the election and distribution timing rules in Section 409A of the Code.
Except as otherwise provided in any Grant Agreement, Deferred Stock Units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or any Subsidiary by such Participant. Payment of the value of Deferred Stock Units shall be made by the Company in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned Deferred Stock Units. Upon payment in respect of a Deferred Stock Unit, such unit shall be terminated and thereafter forfeited. Payments in respect of Deferred Stock Units shall be made only at the end of the Deferral Period applicable to such units, the duration of which Deferral Period shall be determined by the Committee at the time of grant of such Deferred Stock Units and set forth in the applicable Grant Agreement (or by the Participant in the case of an election to defer the receipt of Common Stock beyond the Vesting Period).
Except as otherwise provided in any Grant Agreement, during such Deferral Period the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each Deferred Stock Unit at the end of the Deferral Period when such Deferred Stock Units are converted into shares of Common Stock.
Unless otherwise provided in the Participant’s Grant Agreement or related election form, if a Participant dies while serving as a director, officer or employee of the Company or its Subsidiary prior to the end of the Deferral Period, the Participant shall receive payment in respect to such Participant’s Deferred Stock Units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such Participant’s death.
Unless otherwise provided in a Participant’s Grant Agreement or related election form, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her Disability or Retirement prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant’s Deferred Stock Units at the end of such Deferral Period.
Unless otherwise provided in the Participant’s Grant Agreement or related election form, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason other than Disability, Retirement or death, such Participant shall immediately forfeit any unvested Deferred Stock Units which would have matured or been earned at the end of such Deferral Period.
11.
Other Stock-Based Awards.

(a)   Generally.    The Committee is authorized to grant to Participants Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine the Participants, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Cycle. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion; provided that, the Committee shall establish the Performance Goals for the grant or vesting of such Other Stock-Based Awards based on a Performance Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Cycle or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. The Committee may adjust, in whole or in part, any Performance Goals (including any performance metrics, formulas, performance-based measures or the targeted achievement levels (including any minimum or maximum achievement levels)) relating to such Performance Goals, as the Committee may deem appropriate and equitable and to avoid undue harm or enrichment to account for any changes in financial reporting, any non-recurring, infrequent or unusual events any other events, as reasonably determined by the Committee.
(b)   Terms and Conditions.    Other Stock-Based Awards made pursuant to this Section 11 shall be subject to the following terms and conditions:
(i)   Non-Transferability.    Subject to the applicable provisions of the Grant Agreement and this Plan, shares of Common Stock subject to Awards made under this Section 11 may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
(ii)   Dividends.    Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Grant Agreement and this Plan, the recipient of an Award under this Section 11 shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.
(iii)   Vesting.    Any Award under this Section 11 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Grant Agreement, as determined by the Committee, in its sole discretion.
(iv)   Price.    Common Stock issued on a bonus basis under this Section 11 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Section 11 shall be priced, as determined by the Committee in its sole discretion.
12.
Other Cash Based Awards.

The Committee may from time to time grant Other Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion.
The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
13.
Grant of Dividend Equivalent Rights.

The Committee may include in a Participant’s Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such Shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate. Any dividend equivalent rights that may be granted on account of Awards that vest based upon the satisfaction of any performance conditions may only be paid if the underlying performance conditions of the Award are satisfied.
14.
Withholding Taxes.

(a)   Withholding Obligations.    Unless otherwise determined by the Committee, a Participant may (i) pay cash (including by check, bank draft, money order or wire transfer of immediately available funds), (ii) deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an Option or SAR or deliverable upon grant or vesting of Restricted Stock or vesting of Restricted Stock Units or Performance Awards or Deferred Stock Units or the receipt of Common Stock, as the case may be) or (iii) a combination of the foregoing, to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection therewith. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant delivers or has the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of Options.
(b)   Company Requirement.    The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, delivery or vesting of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan. The Company shall in no event be liable for any taxes whatsoever (including, without limitation, taxes under Section 409A of the Code) associated with the grant, vesting, exercise, or settlement of any Award granted pursuant to this Plan, other than the Company’s share of any payroll taxes.
15.
Grant Agreement; Vesting.

Each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided herein in connection with a Change in Control or certain occurrences of Termination, no Award under this Plan may be exercised, and no restrictions relating thereto may lapse, within 6 months of the date such Award is made.
16.
Transferability.

No Award granted under the Plan shall be transferable by a Participant other than (a) by will or the laws of descent and distribution, (b) to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code or (c) to a charitable organization, but in each case only with Committee approval or as provided in a Grant Agreement. Unless otherwise provided in any Grant Agreement, an option, SAR or Performance Award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Option, SAR or Performance Award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that, Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 16, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17.
Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such Performance Award, Restricted Stock Unit or Deferred Stock Unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.
18.
Lock-Up Period.

As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.
19.
Transfer of Employee.

The transfer of an employee from the Company to an Affiliate, from any Affiliate to the Company, or from one Affiliate to another Affiliate shall not be considered a Termination of Employment; nor shall it be considered a Termination of Employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.
20.
Adjustments.

(a)   In the event of any reorganization, recapitalization, stock split, reverse stock split, special cash dividend, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or event that affects the shares of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: (i) the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), (ii) the number and kind of Awards or other property covered by Awards previously made under the Plan, and (iii) the exercise price of outstanding Options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).
(b)   Without limitation of the foregoing, in connection with any transaction of the type specified by Section 2(e)(iii) in the definition of a Change in Control, the Committee may (i) cancel any or all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration, if any, that would have been payable to such holders pursuant to such transaction if their Options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the Option holders pursuant to such transaction if their Options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.
(c)   Change in Control.    Unless otherwise provided in a Participant’s Grant Agreement, (i) upon a Participant’s Termination by the Company for any reason other than Cause in connection with a Change in Control, all of the Participant’s Awards shall become fully vested upon the later of such Change in Control or such Termination (and, with respect to the Participant’s Options, exercisable upon the later of such Change in Control or such Termination and shall remain so until the expiration date of the Options); provided that in such event, the Committee shall determine the level at which a Participant’s Performance Award shall become vested, and (ii) the Participant’s Termination may be treated as being in connection with a Change in Control only if such Termination occurs during the period beginning 6 months prior to the Change in Control and ending 12 months following the Change in Control.
(d)   Clawback.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, then any Participant who has been paid an Award under this Plan based upon or affected by the restated financial report shall be required, at the discretion of the Board, to reimburse the Company for all or any portion of such Award.
21.
Amendment and Termination of the Plan.

The Board or the Committee, without approval of the shareholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the shareholders of the Company if (a) shareholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange or national market on which the Common Stock is then listed, (b) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (c) such amendment would directly or indirectly increase the Share limits set forth in Section 4.
22.
Amendment or Substitution of Awards under the Plan.

The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 20, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and provided further that, the Committee shall not reduce the exercise price of any Options or SARs awarded under the Plan without approval of the shareholders of the Company. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new awards under the Plan. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 20: (a) reduce the exercise price following the grant of an Option or SAR; (b) exchange an Option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares or (c) cancel an Option or SAR in exchange for a replacement Option or another Award with a lower exercise price. Notwithstanding anything to the contrary in this Plan, in no event shall the Committee amend or modify the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such amendment would result in taxes, additional interest and/or penalties pursuant to Section 409A of the Code.
23.
Termination Date

The date of the most recent amendment and restatement of the Plan is February 19, 2021 (the “Effective Date”). The Plan is the successor to that certain version thereof that became effective on May 14, 2015, and any predecessor versions thereof (collectively, the “Prior Plan”), it being understood that the provisions of the Prior Plan shall remain in effect for an Award granted thereunder to the extent necessary (e.g., to the extent Section 162(m) of the Code applies to such Award, etc.). Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate on the tenth anniversary of the Effective Date; provided that, the requisite stockholder approval of the Plan is obtained in connection with the Company’s annual meeting of stockholders, it being understood that in the event such stockholder approval is not obtained, the Prior Plan shall remain in effect and this most recent amendment and restatement of the Plan shall be null and void for all purposes. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Award or other incentives theretofore granted under the Plan.
24.
Severability.

Whenever possible, each provision of the Plan shall be interpreted and construed in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
25.
Jurisdiction; Waiver of a Jury Trial.

Any suit, action or proceeding with respect to this Plan or any Grant Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Grant Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Grant Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan or a Grant Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
26.
Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
(Amended and Restated as of February 19, 2021)

Clearway Energy

CLEARWAY ENERGY, INC.
C/O OFFICE OF GENERAL COUNSEL
300 CARNEGIE CENTER
SUITE 300
PRINCETON, NJ 08540

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2021 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CWEN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 26, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37054-P48939 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEARWAY ENERGY, INC.

The Board of Directors recommends a vote FOR all the nominees listed.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Jonathan Bram
02) Nathaniel Anschuetz
03) Brian R. Ford
04) Bruce MacLennan
05) Ferrell P. McClean
06) Daniel B. More
07) E. Stanley O'Neal
08) Christopher S. Sotos
09) Scott Stanley

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes, please send via e-mail to:
investor.relations@clearwayenergy.com

Please indicate if you plan to virtually attend this meeting. ☐ Yes ☐ No

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D37055-P48939

CLEARWAY ENERGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 29, 2021 9:00 A.M. (Eastern Time)
Virtual via live webcast on the Internet at
www.virtualshareholdermeeting.com/CWEN2021

This Proxy Voting Instruction Card is Solicited on Behalf of the Board of Directors of Clearway Energy, Inc. for the 2021 Annual Meeting of Stockholders.

The undersigned hereby constitutes and appoints Christopher S. Sotos and Kevin P. Malcarney, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of Clearway Energy, Inc. (the "Company"), that the undersigned would be entitled to vote through virtual attendance at the 2021 Annual Meeting of Stockholders of the Company, to be held on April 29, 2021, at 9:00 A.M. (Eastern Time) online at www.virtualshareholdermeeting.com/CWEN2021, and at any adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholder's discretion upon any other matters that may properly come before the Meeting including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

(Continued and to be signed on reverse side)